Exhibit 10.117

EXECUTION COPY

MBIA INSURANCE CORPORATION,

as Insurer

FIRST INVESTORS SERVICING CORPORATION,

as Servicer

FIRST INVESTORS FINANCIAL SERVICES, INC.

as Seller and as Administrator

FIRST INVESTORS AUTO FUNDING CORPORATION,

as Depositor

FIRST INVESTORS AUTO OWNER TRUST 2005-A,

as Issuer

WELLS FARGO DELAWARE TRUST COMPANY,

as Owner Trustee

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Back-up Servicer and Indenture Trustee

INSURANCE AGREEMENT

First Investors Auto Owner Trust 2005-A
$69,000,000 3.57% Class A-l Asset-Backed Notes
$106,493,000 4.23% Class A-2 Asset-Backed Notes

Dated as of May 5, 2005

TABLE OF CONTENTS

ARTICLE I
DEFINITIONS

ARTICLE II
REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 2.01.	Representations and Warranties of the Servicer, the Seller and the Depositor
Section 2.02.	Affirmative Covenants of the Servicer, the Seller and the Depositor
Section 2.03.	Negative Covenants of the Servicer, the Seller and the Depositor
Section 2.04.	Representations and Warranties of the Issuer
Section 2.05.	Affirmative Covenants of the Issuer
Section 2.06.	Negative Covenants of the Issuer
Section 2.07.	Representations, Warranties and Covenants of Indenture Trustee and Back-up Servicer
Section 2.08.	Representations, Warranties and Covenants of Owner Trustee
Section 2.09.	Negative Covenant of the Administrator

ARTICLE III
THE POLICY; REIMBURSEMENT

Section 3.01.	Issuance of the Policy
Section 3.02.	Payment of Fees and Insurance Premium
Section 3.03.	Reimbursement and Additional Payment Obligation
Section 3.04.	Indemnification; Limitation of Liability
Section 3.05.	Payment Procedure

ARTICLE IV
FURTHER AGREEMENTS

Section 4.01.	Effective Date; Term of the Insurance Agreement
Section 4.02.	Further Assurances and Corrective Instruments
Section 4.03.	Obligations Absolute
Section 4.04.	Assignments; Reinsurance; Third-Party Rights
Section 4.05.	Liability of the Insurer
Section 4.06.	Parties Will Not Institute Insolvency Proceedings
Section 4.07.	Indenture Trustee, Depositor, Back-up Servicer, Seller and Servicer To Join in Enforcement Action

Section 4.08.	Subrogation

ARTICLE V
DEFAULTS; REMEDIES

Section 5.01.	Defaults
Section 5.02.	Remedies; No Remedy Exclusive
Section 5.03.	Waivers

ARTICLE VI
MISCELLANEOUS

Section 6.01.	Amendments, Etc
Section 6.02.	Notices
Section 6.03.	Severability
Section 6.04.	Governing Law
Section 6.05.	Consent to Jurisdiction
Section 6.06.	Consent of the Insurer
Section 6.07.	Counterparts
Section 6.08.	Headings
Section 6.09.	Trial by Jury Waived
Section 6.10.	Limited Liability
Section 6.11.	Entire Agreement
Section 6.12.	Limitation of Liability
Section 6.13.	Limited Recourse
Section 6.14.	Subordination

ii

INSURANCE AGREEMENT

This INSURANCE AGREEMENT (this “Insurance Agreement”), dated as of May 5, 2005 by and among FIRST INVESTORS FINANCIAL SERVICES, INC. as seller (together with its permitted successors and assigns, the “Seller”) and as Administrator, FIRST INVESTORS SERVICING CORPORATION, as Servicer (together with its permitted successors and assigns, the “Servicer”), FIRST INVESTORS AUTO FUNDING CORPORATION, as Depositor (the “Depositor”), FIRST INVESTORS AUTO OWNER TRUST 2005-A, as Issuer (the “Issuer” or the “Trust”), WELLS FARGO DELAWARE TRUST COMPANY, as Owner Trustee (the “Owner Trustee”) MBIA INSURANCE CORPORATION, as Insurer (the “Insurer”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as Back-up Servicer (the “Back-up Servicer”) and as Indenture Trustee (the “Indenture Trustee”).

WHEREAS, the Indenture dated as of May 5, 2005 (the “Indenture”) relating to the First Investors Auto Owner Trust 2005-A $69,000,000 3.57% Class A-l Asset-Backed Notes and $106,493,000 4.23% Class A-2 Asset-Backed Notes (the “Obligations”), between the Issuer and the Indenture Trustee, in its capacity as Indenture Trustee and Custodian, provides for, among other things, the issuance of asset backed notes and the Insurer has issued its note guaranty insurance policy (the “Policy”) that guarantees certain payments on the Obligations;

WHEREAS, the Insurer shall be paid an insurance premium pursuant to the Indenture, and the details of such premium are set forth herein; and

WHEREAS, the Servicer, the Seller, the Depositor and the Issuer have undertaken certain obligations in consideration for the Insurer’s issuance of the Policy;

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

The terms defined in this Article I shall have the meanings provided herein for all purposes of this Insurance Agreement, unless the context clearly requires otherwise, in both singular and plural form, as appropriate. Unless the context clearly requires otherwise, all capitalized terms used herein and not otherwise defined in this Article I shall have the meanings assigned to them in the Indenture, the Sale and Allocation Agreement, or the Servicing Agreement. All words used herein shall be construed to be of such gender or number as the circumstances require. This “Insurance Agreement” shall mean this Insurance Agreement as a whole and as the same may, from time to time hereafter, be amended, supplemented or modified. The words “herein,” “hereby,” “hereof,” “hereto,” “hereinabove” and “hereinbelow,” and words of similar import, refer to this Insurance Agreement as a whole and not to any particular paragraph, clause or other subdivision hereof, unless otherwise specifically noted.

“Adjusted Net Income” means, for any period and any Person, such Person’s consolidated net income (or loss) determined in accordance with GAAP, but excluding: (a) the income of any other Person (other than its Subsidiaries) in which such Person or any of its Subsidiaries has an ownership interest, unless received by such Person or its Subsidiary in a cash distribution; (b) any after-tax gains or losses attributable to an asset disposition other than in the ordinary course of business; and (c) to the extent not included in clause (a) and clause (b) above, any after-tax extraordinary, non-cash or nonrecurring gains or losses.

“Administration Agreement” means the Administration Agreement dated as of May 5, 2005, between the Administrator, the Issuer and the Indenture Trustee as the same may be amended or supplemented from time to time in accordance with the terms thereof.

“Administrator” means First Investors Financial Services, Inc. or any successor Administrator under the Administration Agreement.

“Adverse Selection Procedure” means any method of selecting or identifying a Contract eligible to be included in the Trust Estate, other than in accordance with the Transaction Documents, that materially and adversely affects the representative nature of the sample of Contracts so selected.

“Business Day” means any day other than (a) a Saturday or a Sunday or (b) a day on which banking institutions or trust companies in New York, New York; Wilmington, Delaware; Houston, Texas; Minneapolis, Minnesota; or Atlanta, Georgia are authorized or obligated by law, executive order or governmental decree to remain closed.

“Change in Control” shall mean the occurrence of any of the following (a) any Person shall, at any time following the Closing Date, acquire 51% or more of the total outstanding shares of FIFSG; (b) any Person shall, at any time following the Closing Date, acquire directly or indirectly 51% or more of the voting control with respect to the total outstanding shares of FIFSG; (c) FIFSG shall cease to own, directly or indirectly, 51% or more of the total outstanding shares of the Seller or the Servicer; or (d) FIFSG shall not have directly or indirectly 51% or more of the voting control with respect to the total outstanding shares of the Seller or the Servicer.

“Code” means the Internal Revenue Code of 1986, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.

“Commission” means the Securities and Exchange Commission.

“Contribution Agreement” means the Contribution Agreement dated as of May 5, 2005 between the Seller and the Depositor.

“Date of Issuance” means the date on which the Policy is issued as specified therein.

“Default” means any event which results, or which with the giving of notice or the lapse of time or both would result, in an Event of Default.

“Documents” shall have the meaning set forth in Section 2.01(j) hereof.

“EBITDA” means, for any period and any Person, the total of the following (calculated without duplication) for such Person on a consolidated basis for such period: (a) Adjusted Net Income; plus (b) any provision for (or less any benefit from) income or franchise taxes deducted in determining Net Adjusted Income; plus (c) Interest Expense deducted in determining Adjusted Net Income; plus amortization and depreciation expense deducted in determining Adjusted Net Income, plus (e) other noncash charges deducted in determining Net Adjusted Income and no already deducted in accordance with clause (d) above or claus (b) and clause (c) of the definition of Adjusted Net Income; minus (f) noncash credits included in determining consolidated Adjusted Net Income and not already excluded in accordance with the definitions of Adjusted Net Income.

“EBIDTA Coverage Ratio” means the ratio of EBITDA to Interest Expense.

“Event of Default” means any event of default specified in Section 5.01 hereof.

“FIFSG” means First Investors Financial Services Group, Inc.

“Financial Statements” means, with respect to FIFSG, the balance sheets and the statements of income, retained earnings and cash flows and the notes thereto which have been provided to the Insurer by FIFSG.

“Fiscal Agent” means the Fiscal Agent, if any, designated pursuant to the terms of the Policy.

“GAAP” means generally accepted accounting principles of the United States as in effect from time to time.

“Guaranty” means the Guaranty entered into as of May 5, 2005, by First Investors Financial Services, Inc., as Guarantor, the Servicer, the Back-up Servicer and the Indenture Trustee.

“Indemnification Agreement” means the Indemnification Agreement dated as of April 27, 2005, among the Insurer, the Seller and the Initial Purchaser.

“Indenture” means the Indenture dated as of May 5, 2005 between the Issuer and the Indenture Trustee and Custodian as the same may be amended or supplemented from time to time in accordance with the terms thereof.

“Indenture Trustee” means Wells Fargo Bank, National Association, a national banking association, as Indenture Trustee under the Indenture, and any successor Indenture Trustee under the Indenture.

“Initial Purchaser” means Wachovia Capital Markets, LLC.

“Insurance Premium” means the premium payable in accordance with Section 3.02 hereof.

“Insurer Default” means the occurrence and continuance of any failure of the Insurer to make payments under the Policy in accordance with its terms.

“Insurer Insolvency” means (i) the entry against the Insurer of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any insolvency, conservatorship, receivership, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of the Insurer’s affairs, and the continuance of any such decree or order unstayed and in effect or (ii) the consent by the Insurer to the appointment of a trustee, conservator, receiver or liquidator in any insolvency, conservatorship, receivership, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such Insurer as of or relating to substantially all of its property, or such Insurer shall admit in writing its liability to pay its debts generally as they become due, file a petition (or have one filed against such Insurer) to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or suspend (voluntarily or involuntarily) payment of its obligations.

“Interest Expense” means, for any period and any Person, interest expense of such Person calculated without duplication on a consolidated basis for such period in accordance with GAAP.

“Investment Company Act” means the Investment Company Act of 1940, including, unless the context otherwise requires, the rules and regulations thereunder, as amended.

“Late Payment Rate” means, for any date of determination, the rate of interest as it is publicly announced by Citibank, N.A. at its principal office in New York, New York as its prime rate (any change in such prime rate of interest to be effective on the date such change is announced by Citibank, N.A.) plus 3%. The Late Payment Rate shall be computed on the basis of a year of 365 days calculating the actual number of days elapsed. In no event shall the Late Payment Rate exceed the maximum rate permissible under any applicable law limiting interest rates.

“Liabilities” shall have the meaning ascribed to such term in Section 3.04(a) hereof.

“Material Adverse Change” means, in respect of any Person, a material adverse change in (i) the business, financial condition, results of operations or properties of such Person or (ii) the ability of such Person to perform its obligations under any of the Transaction Documents.

“Moody’s” means Moody’s Investors Service, Inc., a Delaware corporation, and any successor thereto, and, if such corporation shall for any reason no longer perform the functions of a securities rating agency, “Moody’s” shall be deemed to refer to any other nationally recognized rating agency designated by the Insurer.

“Obligations” shall have the meaning as defined in the Policy.

“Obligor” means the original obligor under each Contract, including any guarantor of such obligor and their respective successors.

“Offering Document” means the offering memorandum dated April 27, 2005 in respect of the Obligations (and any amendment or supplement thereto) and any other offering document in respect of the Obligations prepared by the Servicer, the Seller, Depositor or the Issuer that makes reference to the Policy.

“Opinion Facts and Assumptions” means the facts and assumptions contained in the insolvency opinions dated May 5, 2005 by Dechert LLP under the heading “Facts and Assumptions” insofar as they relate to the Seller, the Issuer and the Depositor.

“Owners” means registered holders of Obligations.

“Owner Trustee” means Wells Fargo Delaware Trust Company, not in its individual capacity, but solely as Owner Trustee of the Issuer.

“Person” means an individual, joint stock company, trust, unincorporated association, joint venture, corporation, business or owner trust, limited liability company, partnership or other organization or entity (whether governmental or private).

“Premium Percentage” shall have the meaning ascribed to such term in Section 3.02 hereof.

“Premium Side Letter Agreement” means that certain Premium Letter dated as of May 5, 2005 among the Seller, the Issuer, the Servicer, and the Insurer specifying the up-front Insurance Premium payable on the Closing Date and the monthly Insurance Premium payable to the Insurer pursuant to the Indenture.

“Purchase Agreement” means the Purchase Agreement between among the Initial Purchaser, the Seller and the Issuer with respect to the offer and sale of the Obligations, as the same may be amended from time to time.

“Sale and Allocation Agreement” means the Sale and Allocation Agreement dated as of May 5, 2005, among the Servicer, the Indenture Trustee, the Depositor, the Securities Intermediary, and the Issuer as the same may be amended or supplemented from time to time in accordance with the terms thereof.

“Securities Act” means the Securities Act of 1933, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.

“Securities Exchange Act” means the Securities Exchange Act of 1934, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.

“Servicing Agreement” means the Servicing Agreement dated as of May 5, 2005 among the Servicer, the Back-up Servicer, and the Issuer.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto, and, if such corporation shall for any reason no longer perform the functions of a securities rating agency, “S&P” shall be deemed to refer to any other nationally recognized rating agency designated by the Insurer.

“Term of the Insurance Agreement” shall be determined as provided in Section 4.01 hereof.

“Transaction” means the transactions contemplated by the Transaction Documents, including the transactions described in the Offering Document.

“Transaction Documents” means this Insurance Agreement, the Premium Side Letter Agreement, the Indenture, the Guaranty, the Trust Agreement, the Certificate of Trust, the Sale and Allocation Agreement, the Contribution Agreement, the Servicing Agreement, the Administration Agreement, the Purchase Agreement, and the Obligations.

“Trust” means the trust created pursuant to the Indenture.

“Trust Agreement” means the Amended and Restated Trust Agreement dated as of May 5, 2005 among the Depositor and the Owner Trustee as the same may be amended or supplemented from time to time in accordance with the terms thereof.

“Trust Indenture Act” means the Trust Indenture Act of 1939, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.

ARTICLE II

REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 2.01. Representations and Warranties of the Servicer, the Seller and the Depositor. The Servicer, the Seller and the Depositor represent, warrant and covenant as of the Date of Issuance, each as to those matters relating to itself, as follows:

(a)                                 Due Organization and Qualification. Each of the Servicer, the Seller and the Depositor is a corporation, duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation. Each of the Servicer, the Seller and the Depositor is duly qualified to do business, is in good standing and has obtained all licenses, permits, charters, registration and approvals (together, “approvals”) necessary for the conduct of its business as currently conducted and as described in the Offering Document and the performance of its obligations under the Transaction Documents, in each jurisdiction in which the failure to be so qualified or to obtain such approvals would render any Transaction Document unenforceable in any respect or would have a material adverse effect upon the Transaction, the Owners or the Insurer.

(b)                                Power and Authority.  Each of the Servicer, the Seller and the Depositor has all necessary corporate power and authority to conduct its business as currently conducted and, as described in the Offering Document, to execute, deliver and perform its obligations under the Transaction Documents and to consummate the Transaction.

(c)                                 Due Authorization. The execution, delivery and performance of the Transaction Documents by the Servicer, the Seller and the Depositor have been duly authorized by all necessary corporate action and do not require any additional approvals or consents of, or other action by or any notice to or filing with any Person, including, without limitation,  any governmental entity or the Servicer’s,  the Seller’s or the Depositor’s stockholders, which have not previously been obtained or given by the Servicer, the Seller or the Depositor.

(d)                                Noncontravention. None of the execution and delivery of the Transaction Documents by the Servicer, the Seller or the Depositor, the consummation of the Transaction contemplated thereby or the satisfaction of the terms and conditions of the Transaction Documents:

(i)                                    conflicts with or results in any breach or violation of any provision of the certificate of incorporation or bylaws of the Servicer, the Seller or the Depositor or any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award currently in effect having applicability to the Servicer, the Seller or the Depositor or any of their material properties, including regulations issued by an administrative agency or other governmental authority having supervisory powers over the Servicer, the Seller or the Depositor;

(ii)                                 constitutes a default by the Servicer, the Seller or the Depositor under or a breach of any provision of any loan agreement, mortgage, indenture or other agreement or instrument to which the Servicer, the Seller or the Depositor is a party or by which any of its or their respective properties, which individually or in the aggregate could have a material adverse effect on the Transaction; or

(iii)                              results in or requires the creation of any lien upon or in respect of any assets of the Servicer, the Seller or the Depositor, except as contemplated by the Transaction Documents.

(e)                                 Legal Proceedings.  There is no action, proceeding or investigation by or before any court, governmental or administrative agency or arbitrator against or affecting the Servicer, the Seller, the Depositor or any of its or their subsidiaries, or any properties or rights of the Servicer, the Seller, the Depositor or any of its or their subsidiaries, pending or, to the Servicer’s, the Seller’s or the Depositor’s knowledge after reasonable inquiry, threatened, which, in any case, could reasonably be expected to result in a Material Adverse Change with respect to the Servicer, the Seller or the Depositor.

(f)                                   Valid and Binding Obligations. The Obligations, when executed, authenticated and issued in accordance with the Indenture, and the Transaction Documents (other than the Obligations), when executed and delivered by the Servicer, the Seller and the Depositor, will constitute the legal, valid and binding obligations of the

Servicer, the Seller, the Depositor and the Trust, as applicable, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and general equitable principles and public policy considerations as to rights of indemnification for violations of federal securities laws. None of the Servicer, the Seller or the Depositor will at any time in the future deny that the Transaction Documents constitute the legal, valid and binding obligations of the Servicer, the Seller, the Depositor or the Trust, as applicable.

(g)                                Financial Statements. The Financial Statements of FIFSG, copies of which have been furnished to the Insurer, (i) are, as of the dates and for the periods referred to therein, complete and correct in all material respects, (ii) present fairly the financial condition and results of operations of the companies reported therein as of the dates and for the periods indicated and (iii) have been prepared in accordance with generally accepted accounting principles consistently applied, except as noted therein (subject as to interim statements to normal year-end adjustments). Since the date of the most recent Financial Statements, there has been no Material Adverse Change in respect of the Servicer or the Seller. Except as disclosed in the Financial Statements, the Servicer and the Seller are not subject to any contingent liabilities or commitments that, individually or in the aggregate, have a material possibility of causing a Material Adverse Change in respect of the Servicer or the Seller.

(h)                                Compliance With Law, Etc. No practice, procedure or policy employed, or proposed to be employed, by the Servicer, the Seller or the Depositor in the conduct of its business violates any law, regulation, judgment, agreement, order or decree applicable to any of them that, if enforced, could reasonably be expected to result in a Material Adverse Change with respect to the Servicer, the Seller or the Depositor. None of the Servicer, the Seller and the Depositor is in breach of or in default under any applicable law or administrative regulation of its respective jurisdiction of incorporation, or any department, division, agency or instrumentality thereof or of the United States or any applicable judgment or decree or any loan agreement, note, resolution, certificate, agreement or other instrument to which the Servicer, the Seller or the Depositor is a party or is otherwise subject which, if enforced, would have a material adverse effect on the ability of the Servicer, the Seller or the Depositor, as the case may be, to perform its respective obligations under the Transaction Documents.

(i)                                    Taxes. The Servicer, the Seller and the Depositor and the Servicer’s, the Seller’s and the Depositor’s parent company or companies have filed prior to the date hereof all federal and state tax returns that are required to be filed and paid all taxes, including any assessments received by them that are not being contested in good faith, to the extent that such taxes have become due, except for any failures to file or pay that, individually or in the aggregate, would not result in a Material Adverse Change with respect to the Servicer, the Seller or the Depositor.

(j)                                    Accuracy of Information. Neither the Transaction Documents, nor other information relating to the Contracts, the operations of the Servicer, the Seller or the

Depositor (including servicing or origination of loans) or the financial condition of the Servicer, the Seller or the Depositor (collectively, the “Documents”), as amended, supplemented or superseded, furnished to the Insurer by the Servicer, the Seller or the Depositor contains any statement of a material fact by the Servicer, the Seller or Depositor which was untrue or misleading in any material respect when made. None of the Servicer, the Seller or the Depositor has any knowledge of circumstances that could reasonably be expected to cause a Material Adverse Change with respect to the Servicer, the Seller or the Depositor. Since the furnishing of the Documents, there has been no change or any development or event involving a prospective change known to the Servicer, the Seller or the Depositor that would render any of the Documents untrue or misleading in any material respect.

(k)                                 Compliance With Securities Laws. The offer and sale of the Obligations comply in all material respects with all requirements of law, including all registration requirements of applicable securities laws. Without limitation of the foregoing, the Offering Document does not contain any untrue statement of a material fact and does not omit to state a material fact necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided, however, that no representation is made with respect to the information in the Offering Document set forth under the heading “Description of the Insurer and the Insurance Policy” or the consolidated financial statements of the Insurer incorporated by reference in the Offering Document; and provided, further, that no representation is made with respect to the statements set forth in the last paragraph of the cover page of the Offering Document regarding the delivery of the Obligations and the disclosure under the heading “Plan of Distribution” in the Offering Document. Neither the offer nor the sale of the Obligations has been or will be in violation of the Securities Act or any other federal or state securities laws. The Issuer is not required to be registered as an “investment company” under the Investment Company Act.

(l)                                    Transaction Documents. Each of the representations and warranties of the Servicer, the Seller and the Depositor contained in the Transaction Documents is true and correct in all material respects, and each of the Servicer, the Seller and the Depositor hereby make each such representation and warranty to, and for the benefit of, the Insurer as if the same were set forth in full herein.

(m)                              Solvency, Fraudulent Conveyance. The Servicer, the Seller and the Depositor are solvent and will not be rendered insolvent by the Transaction and, after giving effect to the Transaction, none of the Servicer, the Seller or the Depositor will be left with an unreasonably small amount of capital with which to engage in its business. None of the Servicer, the Seller or the Depositor intend to incur, or believe that it has incurred, debts beyond its ability to pay as they mature. None of the Servicer, the Seller or the Depositor contemplates the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of the Servicer, the Seller or the Depositor or any of their assets. The amount of consideration being received by the Issuer upon the sale of the Obligations to the Initial Purchaser constitutes reasonably equivalent value and fair consideration for the interest in the Contracts evidenced by the Obligations. The Seller is not transferring the Contracts to the Issuer and the Issuer is not selling the Obligations to any Initial Purchaser, as provided in the Transaction Documents, with any intent to hinder, delay or defraud any of the Seller’s or the Depositor’s creditors.

(n)                                Principal Place of Business.

(i)                                    The principal place of business of the Servicer is located in Atlanta, Georgia, and the Servicer is a corporation organized under the laws of the State of Delaware. “First Investors Servicing Corporation” is the correct legal name of the Servicer indicated on the public records of the Servicer’s jurisdiction of organization which shows the Servicer to be organized.

(ii)                                 The principal place of business of the Seller is located in Houston, Texas, and the Seller is a corporation organized under the laws of the State of Texas. “First Investors Financial Services, Inc.” is the correct legal name of the Seller indicated on the public records of the Seller’s jurisdiction of organization which shows the Seller to be organized.

(iii)                              The principal place of business of the Depositor is located in Houston, Texas and the Depositor is a corporation organized under the laws of the State of Delaware. “First Investors Auto Funding Corporation” is the correct legal name of the Depositor indicated on the public records of the Depositor’s jurisdiction of organization which shows the Depositor to be organized.

(o)                                Opinion Facts and Assumptions. The Opinion Facts and Assumptions insofar as they relate to the Seller and the Depositor are true and correct as of the Date of Issuance.

(p)                                Requirements for Receivables. The Seller and the Depositor represent and warrant with respect to each Contract that: (a) the related Obligor has no right of recission or cancellation, claims or defenses, set-offs or counterclaims of any kind whatsoever as to or against each Contract; (b) the obligation created by the contract evidencing each Contract is a bonafide sale or refinancing in the ordinary course of the Originator’s business; (c) the contract evidencing such Contract complies with all applicable state and federal laws and regulations; (d) the contract evidencing each Contract, including, but not limited to, description of the motor vehicle and/or services contained therein, is in all respects complete, accurate and represents the entire agreement between the Originator and the Obligor and complies with the Federal Consumer Credit Protection Act and all other applicable state and federal laws and regulations.

Section 2.02. Affirmative Covenants of the Servicer, the Seller and the Depositor. The Servicer, the Seller and the Depositor hereby agree, each as to itself, that during the Term of the Insurance Agreement, unless the Insurer shall otherwise expressly consent in writing:

(a)                                 Compliance With Agreements and Applicable Laws. The Servicer, the Seller and the Depositor shall not be in default under the Transaction Documents and shall comply with all material requirements of any law, rule or regulation applicable to it. So long as no Insurer Default or Insurer Insolvency exists, unless the Insurer shall otherwise consent, none of the Servicer, the Seller or the Depositor shall agree to any amendment to or modification of the terms of any Transaction Documents unless the Insurer shall have given its prior written consent.

(b)                                Corporate Existence. The Servicer, its successors and assigns, the Seller, its successors and assigns, and the Depositor, its successors and assigns, shall maintain their corporate existence and shall at all times continue to be duly organized under the laws of their respective jurisdictions of incorporation and duly qualified and duly authorized (as described in sections 2.01 (a), (b) and (c) hereof) and shall conduct its business in accordance with the terms of its certificate or articles of incorporation and bylaws.   The Seller, the Depositor and the Servicer shall notify the Insurer within sixty (60) days prior to any change in its legal name as indicated on the public records of the Servicer’s, the Seller’s or the Depositor’s jurisdiction of organization which shows the Servicer, the Seller, or the Depositor to be organized, jurisdiction of organization, identity or corporate structure. The Seller, the Servicer and the Depositor shall notify the Insurer within sixty (60) days prior to any relocation of its principal office.

(c)                                 Financial Statements; Accountants’ Reports; Other Information. The Servicer, the Seller and the Depositor shall keep or cause to be kept in reasonable detail books and records of account of their assets and business, including, but not limited to, books and records relating to the Transaction. The Servicer and the Seller shall furnish or cause to be furnished to the Insurer:

(i)                                    Annual Financial Statements. As soon as available, and in any event within 120 days after the close of each fiscal year of FIFSG, the audited consolidated balance sheets of FIFSG and its subsidiaries as of the end of such fiscal year and the related audited consolidated statements of income, changes in shareholders’ equity and cash flows for such fiscal year, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the preceding fiscal year, prepared in accordance with generally accepted accounting principles, consistently applied, and accompanied by the audit opinion of FIFSG’s independent accountants (which shall be a nationally recognized independent public accounting firm) and by the certificate specified in Section 2.02(e) hereof.

(ii)                                 Quarterly Financial Statements. As soon as available, and in any event within 90 days after each of the first three fiscal quarters of each fiscal year of FIFSG, the unaudited consolidated balance sheets of FIFSG and its subsidiaries as of the end of such fiscal quarter and the related unaudited consolidated statements of income, changes in shareholders’ equity and cash flows for such fiscal quarter, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the preceding fiscal year, prepared in accordance with generally accepted accounting principles, consistently applied, and accompanied by the certificate specified in Section 2.02(e) hereof.

(iii)                              Initial and Continuing Reports. On or before the Closing Date, the Servicer will provide the Insurer a copy of the electronic file to be delivered to the Indenture Trustee on the Closing Date setting forth as to each Contract, the information required under the definition of “Contract Schedule” in Section 1.1 of the Sale and Allocation Agreement. Thereafter, the Servicer shall deliver to the Insurer not later than 12:00 noon, New York City time, on each Determination Date the report required by Section 3.8 of the Sale and Allocation Agreement.

(iv)                             Computer Diskette. Beginning in May 2005, the Servicer will deliver to the Insurer on a monthly basis, a computer diskette or other electronic file in a format acceptable to the Insurer, containing the information provided to the Insurer pursuant to clause (iii) of this subsection 2.02(c) and also containing information similar to the information provided in the Contract Schedule delivered to the Indenture Trustee pursuant to the Sale and Allocation Agreement and described in Schedule 1 of the Sale and Allocation Agreement.

(v)                                Certain Information. Upon the reasonable request of the Insurer, the Servicer and the Seller shall promptly provide copies of any requested proxy statements, financial statements, reports and registration statements which the Servicer or the Seller files with, or delivers to, the Commission or any national securities exchange.

(vi)                             Other Information. Promptly upon receipt thereof, copies of all schedules, list of contracts, financial statements or other similar reports delivered to or by the Servicer, the Seller or the Depositor pursuant to the terms of the Transaction Documents and, promptly upon request, such other data as the Insurer may reasonably request. The Seller agrees, in the event of any merger, consolidation or asset transfer of the Seller as described in Section 4.3 of the Sale and Allocation Agreement, to deliver the certificates and opinions described therein to the Insurer.

The Insurer agrees that it and its agents, accountants and attorneys shall keep confidential all financial statements, reports and other information delivered by the Servicer, the Seller or the Depositor pursuant to this Section 2.02(c) to the extent provided in Section 2.02(f) hereof.

(d)                                The Depositor Shareholder Meetings. The Depositor shall have annual shareholder meetings and at least annual board of director meetings and shall prepare income and franchise tax returns as appropriate. The Depositor shall deliver to the Insurer copies of the minutes of such meetings no later than April 30 of each year and such tax returns promptly upon filing but in no event later than August 31 of each year, beginning in 2005.

(e)                                 Compliance Certificate. The Servicer and the Seller shall deliver to the Insurer, concurrently with the delivery of the financial statements required pursuant to Sections 2.02(c)(i) and (ii) hereof, one or more certificates signed by an officer of the Servicer and an officer of the Seller authorized to execute such certificates on behalf of the Servicer and the Seller stating that:

(i)                                    a review of the Servicer’s performance under the Transaction Documents during such period has been made under such officer’s supervision;

(ii)                                 to the best of such individual’s knowledge following reasonable inquiry, no Default or Event of Default has occurred, or if a Default or Event of Default has occurred, specifying the nature thereof and, if the Servicer has a right to cure pursuant to Section 5.1 of the Indenture, stating in reasonable detail (including, if applicable, any supporting calculations) the steps, if any, being taken by the Servicer to cure such Default or Event of Default or to otherwise comply with the terms of the agreement to which such Default or Event of Default relates;

(iii)                              the attached financial statements submitted in accordance with Sections 2.02(c)(i) or (ii) hereof, as the case may be, are complete and correct in all material respects and present fairly the financial condition and results of operations of FIFSG as of the dates and for the periods indicated, in accordance with generally accepted accounting principles consistently applied; and

(iv)                             the Servicer has in full force and effect an errors and omissions insurance policy in accordance with the terms and requirements of Section 2.25 of the Servicing Agreement.

(f)                                   Access to Records; Discussions With Officers and Accountants. On an annual basis, or upon the occurrence of a Material Adverse Change, the Servicer and the Seller shall, upon the reasonable request of the Insurer, permit the Insurer or its authorized agents (provided that no Insurer Default shall have occurred and is continuing):

(i)                                    to inspect, audit and make copies of abstracts from, the books and records of the Servicer and of the Seller as they may relate to the Obligations, the Contracts, the obligations of the Servicer or of the Seller under the Transaction Documents, and the Transaction;

(ii)                                 to discuss the affairs, finances and accounts of the Servicer or of the Seller with the chief operating officer and the chief financial officer of the Servicer or of the Seller, as the case may be; and

(iii)                              with the Servicer’s or the Seller’s consent, as applicable, which consent shall not be unreasonably withheld, to discuss the affairs, finances and accounts of the Servicer or the Seller with the Servicer’s or the Seller’s independent accountants, provided that an officer of the Servicer or the Seller shall have the right to be present during such discussions.

Such inspections and discussions shall be conducted during normal business hours and shall not unreasonably disrupt the business of the Servicer or the Seller. The books and records of the Servicer shall be maintained at the address of the Servicer designated herein for receipt of notices, unless the Servicer shall otherwise advise the parties hereto in writing, and the books and records of the Seller shall be maintained at the address of the Seller designated herein for receipt of notices, unless the Seller shall otherwise advise the parties hereto in writing.

The Insurer agrees that it and its shareholders, directors, agents, accountants and attorneys shall keep confidential any matter of which it becomes aware through such inspections or discussions (unless readily available from public sources), except as may be otherwise required by regulation, law or court order or requested by appropriate governmental authorities or as necessary to preserve its rights or security under or to enforce the Transaction Documents, provided that the foregoing shall not limit the right of the Insurer to make such information available to its regulators, securities rating agencies, reinsurers, credit and liquidity providers, counsel and accountants.

(g)                                Notice of Material Events. The Servicer, the Seller and the Depositor shall be obligated (which obligation shall be satisfied as to each if performed by the Servicer, the Seller or the Depositor) promptly to inform the Insurer in writing of the occurrence of any of the following to the extent any of the following relate to it:

(i)                                    the submission of any claim or the initiation or threat of any legal process, litigation or administrative or judicial investigation, or rule making or disciplinary proceeding by or against the Servicer, the Seller or the Depositor that (A) could be required to be disclosed to the Commission or to the Servicer’s, the Seller’s or the Depositor’s shareholders or (B) could result in a Material Adverse Change with respect to the Servicer, the Seller or the Depositor, or the promulgation of any proceeding or any proposed or final rule which would result in a Material Adverse Change with respect to the Servicer, the Seller or the Depositor;

(ii)                                 the submission of any claim or the initiation or threat of any legal process, litigation or administrative or judicial investigation in any federal, state or local court or before any arbitration board, or any such proceeding threatened by any government agency, which, if adversely determined, would have a material adverse effect on the Issuer, the Owners or the Insurer;

(iii)                              any change in the location of the Servicer’s, the Seller’s or the Depositor’s principal office, jurisdiction of organization, legal name as indicated on the public records of the Servicer’s, the Seller’s or the Depositor’s jurisdiction of organization which shows the Servicer, the Seller, or the Depositor to be organized, any change in the location of the Servicer’s, the Seller’s or the

Depositor’s books and records, or any change in the location of the Corporate Trust Office (as defined in the Sale and Allocation Agreement), or any change in the account number or location of the Collection Account, the Note Payment Account, the Certificate Payment Account or the Reserve Account;

(iv)                             the occurrence of any Event of Servicing Termination, Default or Event of Default or of any Material Adverse Change;

(v)                                the commencement of any proceedings by or against the Servicer, the Seller or the Depositor under any applicable bankruptcy, reorganization, liquidation, rehabilitation, insolvency or other similar law now or hereafter in effect or of any proceeding in which a receiver, liquidator, conservator, trustee or similar official shall have been, or may be, appointed or requested for the Servicer, the Seller or the Depositor or any of its or their assets; or

(vi)                             the receipt of notice that (A) the Servicer, the Seller or the Depositor is being placed under regulatory supervision, (B) any license, permit, charter, registration or approval necessary for the conduct of the Servicer’s, the Seller’s or the Depositor’s business is to be, or may be suspended or revoked, or (C) the Servicer, the Seller or the Depositor is to cease and desist any practice, procedure or policy employed by the Servicer, the Seller or the Depositor in the conduct of its business, and such cessation may result in a Material Adverse Change with respect to the Servicer, the Seller or the Depositor.

(vii)                          The occurrence of any merger, consolidation or asset transfer of the Seller as described in Section 4.3 of the Sale and Allocation Agreement.

(h)                                Financing Statements and Further Assurances. The Seller shall cause the Issuer to file all necessary financing statements or other instruments, and any amendments or continuation statements relating thereto, necessary to be kept and filed in such manner and in such places as may be required by law to preserve and protect fully the interest of the Indenture Trustee in the Trust. The Servicer, the Seller and the Depositor shall, upon the request of the Insurer, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, within ten days of such request, such amendments hereto and such further instruments and take such further action as may be reasonably necessary to effectuate the intention, performance and provisions of the Transaction Documents. In addition, each of the Servicer, the Seller and the Depositor agrees to cooperate with S&P and Moody’s in connection with any review of the Transaction that may be undertaken by S&P and Moody’s after the date hereof and to provide all information reasonably requested by S&P or Moody’s.

(i)                                    Maintenance of Licenses. The Servicer, the Seller and the Depositor, respectively, or any successors thereof shall maintain or cause to be maintained all licenses, permits, charters and registrations which are material to the conduct of its business.

(j)                                    Redemption of Obligations. The Servicer, the Seller and the Depositor shall instruct the Indenture Trustee, upon redemption or payment of all of the Obligations pursuant to the Indenture or otherwise, to furnish to the Insurer a notice of such redemption and, upon a redemption or payment of all of the Obligations, to surrender the Policy to the Insurer for cancellation.

(k)                                 Disclosure Document. Each Offering Document delivered with respect to the Obligations shall clearly disclose that the Policy is not covered by the property/casualty insurance security fund specified in Article 76 of the New York Insurance Law.

(l)                                    Servicing of Contracts. The Servicer shall perform such actions with respect to the Contracts as are required by or provided for in the Servicing Agreement. The Servicer will provide the Insurer with written notice of any change or amendment to any Transaction Document as currently in effect.

(m)                              Maintenance of Trust. On or before each March 31, beginning in 2006, so long as any of the Obligations are outstanding, and promptly after the execution and delivery of each amendment to any financing statement, the Servicer shall furnish to the Insurer and the Indenture Trustee an officers’ certificate and an opinion of counsel as described in Section 3.6(b) of the Indenture, either stating that such action has been taken with respect to the recording, filing, rerecording and refiling of any financing statements and continuation statements as is necessary to maintain the interest of the Indenture Trustee created by the Indenture with respect to the Trust and reciting the details of such action or stating that no such action is necessary to maintain such interests. Such officers’ certificate shall also describe the recording, filing, rerecording and refiling of any financing statements and continuation statements that will be required to maintain the interest of the Indenture Trustee in the Trust until the date such next officers’ certificate is due. The Servicer will use its best efforts to cause any necessary recordings or filings to be made with respect to the Trust.

(n)                                Seller’s Indemnity. Notwithstanding anything in subsection 3.03 hereof, the Seller shall pay to the Insurer an amount equal to any amount paid by the Insurer because of the Servicer’s failure to deposit into the Collection Account any amount required to be so deposited by it pursuant to the Servicing Agreement or the Sale and Allocation Agreement, together with interest on any and all amounts remaining unreimbursed (to the extent permitted by law, if in respect to any unreimbursed amounts representing interest) from the date such amounts became due until paid in full (after as well as before judgment) at a rate of interest equal to the Late Payment Rate. Notwithstanding anything herein to the contrary, the Seller shall have no obligation to guaranty any amounts representing (i) recourse for uncollectible Contracts and (ii) any principal or interest on any Note.

(o)                                Closing Documents. The Servicer, the Seller and the Depositor shall provide or cause to be provided to the Insurer a bound volume or volumes of the Transaction Documents and an executed original copy of each document executed in connection with the Transaction within 60 days after the date of closing. Upon the reasonable request of the Insurer, the Servicer, the Seller and the Depositor shall provide or cause to be provided to the Insurer a copy of each of the Transaction Documents on computer diskette, in a format acceptable to the Insurer; provided, however, that the failure to so deliver shall not constitute (i) an Event of Default hereunder or under the Indenture or (ii) an Event of Servicing Termination.

(p)                                Preference Payments. With respect to any Preference Amount (as defined in the Policy), the Servicer shall provide to the Insurer upon the request of the Insurer:

(i)                                    a certified copy of the final nonappealable order of a court having competent jurisdiction ordering the recovery by a trustee in bankruptcy as voidable preference amounts included in previous distributions under Section 3.3 of the Sale and Allocation Agreement to any Owner pursuant to the United States Bankruptcy Code, 11 U.S.C. §§ 101 et seq., as amended (the “Bankruptcy Code”);

(ii)                                 an opinion of counsel reasonably satisfactory to the Insurer, and upon which the Insurer shall be entitled to rely, stating that such order is final and is not subject to appeal;

(iii)                              an assignment in such form as reasonably required by the Insurer, irrevocably assigning to the Insurer all rights and claims of the Servicer, the Indenture Trustee and any Owner relating to or arising under the Contracts against the debtor which made such preference payment or otherwise with respect to such preference amount; and

(iv)                             appropriate instruments to effect (when executed by the affected party) the appointment of the Insurer as agent for the Indenture Trustee and any Owner in any legal proceeding relating to such preference payment being in a form satisfactory to the Insurer.

(q)                                Seller To Hold Common Stock of Depositor. The Seller shall hold, either directly or indirectly, all of the common stock of the Depositor during the Term of the Insurance Agreement. The Seller shall not sell, pledge or otherwise transfer such stock without the prior written consent of the Insurer.

(r)                                   Purchase Option. In the event the Depositor exercises its purchase option pursuant to Section 5.16 of the Sale and Allocation Agreement, the Depositor shall promptly deliver to the Insurer the documents described in Section 5.16 of the Sale and Allocation Agreement.

Section 2.03. Negative Covenants of the Servicer, the Seller and the Depositor. The Servicer, the Seller and the Depositor hereby agree that during the Term of the Insurance Agreement, unless the Insurer shall otherwise expressly consent in writing:

(a)                                 Impairment of Rights.   None of the Servicer, the Seller or the Depositor shall take any action, or fail to take any action, if reasonably requested by the Insurer at a time when no Insurer Default or Insurer Insolvency exists or if such action or failure to take action may result in a material adverse change as described in clause (ii) of the definition of Material Adverse Change with respect to the Servicer, the Seller or the Depositor, or may interfere with the enforcement of any rights of the Insurer under or with respect to the Transaction Documents.   The Servicer, the Seller or the Depositor shall give the Insurer written notice of any such action or failure to act on the earlier of: (i) the date upon which any publicly available filing or release is made with respect to such action or failure to act or (ii) promptly prior to the date of consummation of such action or failure to act.   The Servicer, the Seller and the Depositor shall furnish to the Insurer all information requested by it that is reasonably necessary to determine compliance with this Section (a).

(b)                                Adverse Selection Procedure.  The Servicer, the Seller and the Depositor will not use any Adverse Selection Procedure in selecting Contracts to be transferred to the Indenture Trustee from the outstanding contracts that qualify under the Sale and Allocation Agreement for inclusion in the Trust.

(c)                                 Waiver, Amendments, Assignments, Etc.    Except as may be otherwise expressly set forth in the Transaction Documents, none of the Servicer, the Seller or the Depositor shall waive, modify or amend, or consent to any waiver, modification or amendment of, any of the terms, provisions or conditions of any of the Transaction Documents without the prior written consent of the Insurer; and (if no Insurer Default or Insurer Insolvency exists) none of the Servicer, the Seller or the Depositor shall assign any of the Transaction Documents to which it is a party without the prior written consent of the Insurer.

(d)                                Contracts; Charge-off Policy.  Except as otherwise permitted in the Sale and Allocation Agreement or the Servicing Agreement, the Servicer and the Seller shall not, and the Depositor shall not cause the Servicer or the Seller to, alter or amend any Contract or, with regard to the Servicer, alter or amend its Collection Policy or, with regard to the Seller, prior to the day following the Prefunding Account End Date, alter or amend its Credit Policy, in any case in a manner that materially adversely affects the Insurer unless the Insurer shall have previously given its consent, which consent shall not be withheld unreasonably.

Section 2.04. Representations and Warranties of the Issuer.    As of the Date of Issuance, the Issuer represents, warrants and covenants as follows:

(a)                                 Due Organization and Qualification. The Issuer is a statutory trust and is duly organized, validly existing and in good standing under the laws of the State of Delaware. The Issuer is duly qualified to do business, is in good standing and has obtained all licenses, permits, charters, registrations and approvals (together, “approvals”) necessary for the conduct of its business as currently conducted and as described in the Offering Document and the performance of its obligations under the

Transaction Documents to which it is a party, in each jurisdiction in which the failure to be so qualified or to obtain such approvals would render any Transaction Document to which it is a party unenforceable in any respect or would have a material adverse effect upon the Transaction, the Owner or the Insurer.

(b)                                Power and Authority. The Issuer has all necessary power and authority to conduct its business as currently conducted and, as described in the Offering Document, to execute, deliver and perform its obligations under the Transaction Documents to which it is a party and to consummate the Transaction.

(c)                                 Due Authorization. The execution, delivery and performance of the Transaction Documents by the Issuer have been duly authorized by all necessary corporate action and do not require any additional approvals or consents, or other action by or any notice to or filing with any Person, including, without limitation, any governmental entity or the Issuer’s stockholders, which have not previously been obtained or given by the Issuer.

(d)                                Noncontravention.  Neither the execution and delivery of the Transaction Documents by the Issuer, the consummation of the Transaction contemplated thereby nor the satisfaction of the terms and conditions of the Transaction Documents:

(i)                                    conflicts with or results in any breach or violation of any provision of the Trust Agreement or any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award currently in effect having applicability to the Issuer or any of its material properties, including regulations issued by an administrative agency or other governmental authority having supervisory powers over the Issuer;

(ii)                                 constitutes a default by the Issuer under or a breach of any provision of any loan agreement, mortgage, indenture or other agreement or instrument to which the Issuer is a party or by which any of its properties, which are individually or in the aggregate material to the Issuer, is or may be bound or affected; or

(iii)                              results in or requires the creation of any lien upon or in respect of any assets of the Issuer except as contemplated by the Transaction Documents.

(e)                                 Legal Proceedings.  There is no action, proceeding or investigation by or before any court, governmental or administrative agency or arbitrator against or affecting the Issuer or any properties or rights of the Issuer pending or, to the Issuer’s knowledge after reasonable inquiry, threatened, which, in any case, could reasonably be expected to result in a Material Adverse Change with respect to the Issuer.

(f)                                   Valid and Binding Obligations.  The Obligations, when executed, authenticated and issued in accordance with the Indenture and the Transaction Documents (other than the Obligations), when executed and delivered by the Issuer, will constitute the legal, valid and binding obligations of the Issuer enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and general equitable principles and public policy considerations as to rights of indemnification for violations of federal securities laws. The Issuer will not at any time in the future deny that the Transaction Documents constitute the legal, valid and binding obligations of the Issuer.

(g)                                Compliance With Law, Etc. No practice, procedure or policy employed, or proposed to be employed, by the Issuer in the conduct of its business violates any law, regulation, judgment, agreement, order or decree applicable to it that, if enforced, could reasonably be expected to result in a Material Adverse Change with respect to the Issuer. The Issuer is not in breach of or default under any applicable law or administrative regulation of its respective jurisdiction or incorporation, or any department, division, agency or instrumentality thereof or of the United States or any applicable judgment or decree or any loan agreement, note, resolution, certificate, agreement or other instrument to which the Issuer is a party or is otherwise subject which, if enforced, would have a material adverse effect on the ability of the Issuer, to perform its obligations under the Transaction Documents.

(h)                                Compliance With Securities Laws. The offer and sale of the Obligations comply in all material respects with all requirements of law, including all registration requirements of applicable securities laws. Without limitation of the foregoing, the Offering Document does not contain any untrue statement of a material fact and does not omit to state a material fact necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided, however, that no representation is made with respect to the information in the Offering Document set forth under the heading “Description of the Insurer and the Insurance Policy” or the consolidated financial statements of the Insurer incorporated by reference in the Offering Document; and provided, further, that no representation is made with respect to the statements set forth in the last paragraph of the cover page of the Offering Document regarding the delivery of the Obligations and the disclosure under the heading “Plan of Distribution” in the Offering Document. Neither the offer nor the sale of the Obligations has been or will be in violation of the Securities Act or any other federal or state securities laws.

(i)                                    Taxes. The Issuer has filed prior to the date hereof all federal and state tax returns that are required to be filed and paid all taxes, including any assessments received by them that are not being contested in good faith, to the extent that such taxes have become due, except for any failures to file or pay that, individually or in the aggregate, would not result in a Material Adverse Change with respect to the Issuer.

(j)                                    Transaction Documents. Each of the representations and warranties of the Issuer contained in the Transaction Documents is true and correct in all material respects, and the Issuer hereby makes each such representation and warranty to, and for the benefit of, the Insurer as if the same were set forth in full herein; provided that the remedy for any breach of this paragraph shall be limited to the remedies specified in the related Transaction Document or in this Insurance Agreement.

(k)                                 Solvency. The Issuer is solvent and will not be rendered insolvent by the Transaction and, after giving effect to the Transaction, the Issuer will not be left with an unreasonably small amount of capital with which to engage in its respective business, nor does the Issuer intend to incur, or believe that it has incurred, debts beyond its ability to pay as they mature. The Issuer does not contemplate the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of the Issuer or any of its assets.

(l)                                    Principal Place of Business. The principal place of business of the Issuer is located in Wilmington, Delaware and the Issuer is a statutory trust organized under the laws of the State of Delaware. “First Investors Auto Owner Trust 2005-A” is the correct legal name of the Issuer indicated on the public records of the Issuer’s jurisdiction of organization which shows the Issuer to be organized.

(m)                              Investment Company Act. The Issuer is not an “investment company,” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act. The Issuer is not required to be registered as an “investment company” under the Investment Company Act.

(n)                                No Consents. No authorization or approval or other action by, and no notice to or filing with, any Person, including, without limitation, any governmental entity or regulatory body, is required for the due execution, delivery and performance by the Issuer of the Transaction Documents or any other material document or instrument to be delivered thereunder, except (in each case) such as have been obtained or the failure of which to be obtained would not be reasonably likely to have a material adverse effect on the Transaction.

(o)                                No Material Event of Default. There is no material event of default on the part of the Issuer under any agreement involving financial obligations which would materially adversely impact the financial conditions or operations of the Trust or its obligations under any document associated with this Transaction.

(p)                                Opinion Facts and Assumptions. The opinion Facts and Assumptions insofar as they relate to the Issuer are true and correct as of the Date of Issuance.

Section 2.05. Affirmative Covenants of the Issuer. The Issuer hereby agrees that during the Term of the Insurance Agreement, unless the Insurer shall otherwise expressly consent in writing:

(a)                                 Compliance With Agreements and Applicable Laws. The Issuer shall not be in default under the Transaction Documents and shall comply with all material requirements of any law, rule or regulation applicable to it. Except in accordance with the terms of the Transaction Documents, the Issuer shall not agree to or consent to any waiver of, any material amendment to, or any modification of the terms of any Transaction Documents unless the Insurer shall have given its prior written consent; provided, however, that if an Insurer Default has occurred and is continuing, the Issuer need not obtain the consent of the Insurer for any waiver, amendment, or modification which is not materially adverse to the Insurer.

(b)                                Maintain Existence.    The Issuer and its successors and assigns shall maintain their existence and shall at all times continue to be duly organized under the laws of its respective jurisdiction and duly qualified and duly authorized and shall conduct its business in accordance with the terms of its organizational documents.

(c)                                 Notice of Material Events.   The Issuer shall be obligated promptly to inform the Insurer in writing of the occurrence of any of the following to the extent any of the following relate to it and to the extent that it receives actual notice of the occurrence of any of the following events:

(i)                                    the submission of any claim or the initiation or threat of any legal process, litigation or administrative or judicial investigation, or rule making or disciplinary proceeding by or against the Issuer that (A) could be required to be disclosed to the Commission or to the Issuer’s owners or (B) could result in a Material Adverse Change with respect to the Issuer or the promulgation of any proceeding or any proposed or final rule which would result in a Material Adverse Change with respect to the Issuer;

(ii)                                 any change in the location of the Issuer’s or the Owner Trustee’s principal place of business, jurisdiction of organization, legal name as indicated on the public records of the Issuer’s or the Owner Trustee’s jurisdiction of organization which shows the Issuer’s or the Owner Trustee’s to be organized or any change in the location of the Issuer’s books and records;

(iii)                              the occurrence of any Default or Event of Default or of any Material Adverse Change;

(iv)                             the commencement of any proceedings by or against the Issuer under any applicable bankruptcy, reorganization, liquidation, rehabilitation, insolvency or other similar law now or hereafter in effect or of any proceeding in which a receiver, liquidator, conservator, trustee or similar official shall have been, or may be, appointed or requested for the Issuer or any of its assets; or

(v)                                the receipt of notice that (A) the Issuer is being placed under regulatory supervision, (B) any license, permit, charter, registration or approval necessary for the conduct of the Issuer’s business is to be, or may be suspended or revoked, or (C) the Issuer is to cease and desist any practice, procedure or policy employed by the Issuer in the conduct of its business, and such cessation may result in a Material Adverse Change with respect to the Issuer.

(d)                                Financing Statements and Further Assurances. To the extent provided in the Indenture, the Issuer will cause to be filed all necessary financing statements or other instruments, and any amendments or continuation statements relating thereto, necessary to be kept and filed in such manner and in such places as may be required by law to preserve and protect fully the interest of the Indenture Trustee. The Issuer shall, upon the request of the Insurer, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, within ten days of such request, such amendments hereto and such further instruments and take such further action as may be reasonably necessary to effectuate the intention, performance and provisions of the Transaction Documents to which it is a party.  In addition, the Issuer agrees to cooperate with S&P and Moody’s in connection with any review of the Transaction that may be undertaken by S&P and Moody’s after the date hereof.

(e)                                 Maintenance of Licenses.   The Issuer, or any successors thereof, shall maintain all licenses, permits, charters and registrations which are material to the conduct of its business.

(f)                                   Third-Party Beneficiary.  The Issuer agrees that the Insurer shall have all rights of a third-party beneficiary in respect of each Transaction Document and hereby incorporates and restates its representations, warranties and covenants as set forth therein for the benefit of the Insurer.

(g)                                Tax Matters.  The Issuer will take all actions necessary to ensure that the Issuer is treated as a trust for federal and state income tax purposes and not as an association (or publicly traded partnership), taxable as a corporation.

(h)                                Financial Statements; Accountants’ Reports; Other Information. The Issuer shall keep or cause to be kept in reasonable detail books and records of account of its assets and business, including, but not limited to, books and records relating to the Transaction. The Issuer shall furnish or cause to be furnished to the Insurer promptly upon receipt thereof, copies of all schedules, opinions of counsel or accountants, officer’s certificates, financial statements or other similar reports delivered to or by the Issuer pursuant to the terms of the Transaction Documents and, promptly upon request, such other data as the Insurer may reasonably request.

(i)                                    Access to Records; Discussions With Officers and Accountants. On an annual basis, or upon the occurrence of a Material Adverse Change, the Issuer shall, upon the reasonable request of the Insurer, at its expense, permit the Insurer or its authorized agents:

(i)                                    to inspect the books and records of the Issuer as they may relate to the Obligations, the obligations of the Issuer under the Transaction Documents, and the Transaction;

(ii)                                 to discuss the affairs, finances and accounts of the Issuer; and

(iii)                              with the Issuer’s consent, as the case may be, which consent shall not be unreasonably withheld, to discuss the affairs, finances and accounts of the Issuer with the Issuer’s independent accountants, provided that a representative of the Seller or the Issuer shall have the right to be present during such discussions.

Such inspections and discussions shall be conducted during normal business hours and shall not unreasonably disrupt the business of the Issuer. The books and records of the Issuer will be maintained at the address of the Issuer designated herein for receipt of notices, unless the Issuer shall otherwise advise the parties hereto in writing.

The Insurer agrees that it and its shareholders, directors, agents, accountants and attorneys shall keep confidential any matter of which it becomes aware through such inspections or discussions (unless readily available from public sources), except as may be otherwise required by regulation, law or court order or requested by appropriate governmental authorities or as necessary to preserve its rights or security under or to enforce the Transaction Documents, provided that the foregoing shall not limit the right of the Insurer to make such information available to its regulators, securities rating agencies, reinsurers, credit and liquidity providers, counsel and accountants.

Section 2.06. Negative Covenants of the Issuer. The Issuer hereby agrees that during the Term of the Insurance Agreement, unless the Insurer shall otherwise expressly consent in writing:

(a)                                 Impairment of Rights. The Issuer shall not take any action, or fail to take any action, if such action or failure to take action may result in a material adverse change as described in clause (ii) of the definition of Material Adverse Change with respect to the Issuer, or may interfere with the enforcement of any rights of the Insurer under or with respect to the Transaction Documents. The Issuer shall give the Insurer written notice of any such action or failure to act on the earlier of: (i) the date upon which any publicly available filing or release is made with respect to such action or failure to act or (ii) promptly prior to the date of consummation of such action or failure to act. The Issuer shall furnish to the Insurer all information requested by it that is reasonably necessary to determine compliance with this paragraph.

(b)                                Waiver, Amendments, Etc. Except upon the prior written consent of the Insurer which consent shall not unreasonably be withheld, the Issuer shall not allow the transfer, modification or amendment, nor consent to any transfer, modification or amendment of the Certificate of Trust unless such amendment is required under the Delaware Statutory Trust Act.

(c)                                 Restrictions on Liens. The Issuer shall not, except as contemplated by the Transaction Documents, (i) create, incur or suffer to exist, or agree to create, incur or suffer to exist, or consent to cause or permit in the future (upon the happening of a contingency or otherwise) the creation, incurrence or existence of any lien of the Contracts or (ii) file under the Uniform Commercial Code of any jurisdiction any financing statement which names the Issuer as a debtor, or sign any security agreement authorizing any secured party thereunder to file such financing statement, with respect to the Contracts.

(d)                                Successors. The Issuer shall not remove or replace, or cause to be removed or replaced, the Servicer, the Indenture Trustee or the Owner Trustee without the prior written approval of the Insurer.

(e)                                 Subsidiaries. The Issuer shall not form, or cause to be formed, any subsidiaries.

(f)                                   No Mergers. The Issuer shall not consolidate with or merge into any Person or transfer all or any material amount of its assets to any Person, liquidate or dissolve except as permitted by the Trust Agreement and as contemplated by the Transaction Documents.

(g)                                Other Activities. The Issuer shall not (i) sell, pledge, transfer, exchange or otherwise dispose of any of its assets except as permitted under the Transaction Documents; or (ii) engage in any business or activity except as contemplated by the Transaction Documents and as permitted by the Trust Agreement.

(h)                                Trust Agreement. The Issuer shall not amend the Trust Agreement without the prior written consent of the Insurer.

Section 2.07. Representations, Warranties and Covenants of Indenture Trustee and Back-up Servicer. The Indenture Trustee and the Back-up Servicer represents and warrants to, as of the Date of Issuance, and covenants with the other parties hereto as follows:

(a)                                 Due Organization and Qualification. The Indenture Trustee and the Back-up Servicer are each a national banking association or corporation, duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation. Each of the Indenture Trustee and the Back-up Servicer is duly qualified to do business, is in good standing and has obtained all licenses, permits, charters, registrations and approvals (together, “approvals”) necessary for the conduct of its business as currently conducted and as described in the Offering Document and the performance of its obligations under the Transaction Documents, in each jurisdiction in which the failure to be so qualified or to obtain such approvals would render any Transaction Document unenforceable in any respect or would have a material adverse effect upon the Transaction, the Owners or the Insurer.

(b)                                Due Authorization. The execution, delivery and performance of the Transaction Documents by the Indenture Trustee and the Back-up Servicer have been duly authorized by all necessary corporate action and do not require any additional approvals or consents of, or other action by or any notice to or filing with any Person, including, without limitation, any governmental entity or the Indenture Trustee’s or the Back-up Servicer’s stockholders, which have not previously been obtained or given by the Indenture Trustee or the Back-up Servicer, as applicable.

(c)                                 Noncontravention. None of the execution and delivery of the Transaction Documents by the Indenture Trustee or the Back-up Servicer, the consummation of the Transaction contemplated thereby or the satisfaction of the terms and conditions of the Transaction Documents:

(i)                                    conflicts with or results in any breach or violation of any provision of the certificate or articles of incorporation or bylaws of the Indenture Trustee or the Back-up Servicer or any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award currently in effect having applicability to the Indenture Trustee or the Back-up Servicer or any of their material properties, including regulations issued by an administrative agency or other governmental authority having supervisory powers over the Indenture Trustee or the Back-up Servicer;

(ii)                                 constitutes a default by the Indenture Trustee or the Back-up Servicer under or a breach of any provision of any loan agreement, mortgage, indenture or other agreement or instrument to which the Indenture Trustee or the Back-up Servicer is a party or by which any of their respective properties, which are individually or in the aggregate material to the Indenture Trustee or the Back-up Servicer, is or may be bound or affected; or

(iii)                              results in or requires the creation of any lien upon or in respect of any assets of the Indenture Trustee or the Back-up Servicer, except as contemplated by the Transaction Documents.

(d)                                Legal Proceedings. There is no action, proceeding or investigation by or before any court, governmental or administrative agency or arbitrator against or affecting the Indenture Trustee, the Back-up Servicer, or any of their subsidiaries, or any properties or rights of the Indenture Trustee, the Back-up Servicer or any of their subsidiaries, pending or, to the Indenture Trustee’s or the Back-up Servicer’s knowledge after reasonable inquiry, threatened, which, in any case, could reasonably be expected to result in a Material Adverse Change with respect to the Indenture Trustee or the Back-up Servicer.

(e)                                 Valid and Binding Obligations and Agreements. The Obligations, when executed, authenticated and issued in accordance with the Indenture, and the Transaction Documents (other than the Obligations), to which they are parties when executed and delivered by the Indenture Trustee and the Back-up Servicer, will constitute the legal, valid and binding obligations of the Indenture Trustee and the Back-up Servicer, as applicable, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and general equitable principles. Neither the Indenture Trustee nor the Back-up Servicer will at any time in the future deny that the Transaction Documents constitute the legal, valid and binding obligations of the Indenture Trustee and the Back-up Servicer, as applicable.

(f)                                   Compliance With Law, Etc. No practice, procedure or policy employed, or proposed to be employed, by the Indenture Trustee or the Back-up Servicer in the conduct of their business violates any law, regulation, judgment, agreement, order or decree applicable to any the Indenture Trustee or the Back-up Servicer that, if enforced, could reasonably be expected to result in a Material Adverse Change with respect to the Indenture Trustee or the Back-up Servicer. Neither the Indenture Trustee nor the Back-up Servicer is in breach of or in default under any applicable law or administrative regulation of its respective jurisdiction of organization, or any department, division, agency or instrumentality thereof or of the United States or any applicable judgment or decree or any loan agreement, note, resolution, certificate, agreement or other instrument to which the Indenture Trustee or the Back-up Servicer is a party or is otherwise subject which, if enforced, would have a material adverse effect on the ability of the Indenture Trustee or the Back-up Servicer, as the case may be, to perform their respective obligations under the Transaction Documents.

(g)                                Transaction Documents. Each of the representations and warranties of the Indenture Trustee and the Back-up Servicer contained in the Transaction Documents is true and correct in all material respects, and the Indenture Trustee and the Back-up Servicer hereby makes each such representation and warranty to, and for the benefit of, the Insurer as if the same were set forth in full herein.

(h)                                Compliance and Amendments. The Indenture Trustee and the Back-up Servicer shall comply in all material respects with the terms and conditions of the Transaction Documents to which it is a party and the Indenture Trustee and the Back-up Servicer shall not agree to any amendment to or modification of the terms of any of the Transaction Documents to which it is a party unless the Insurer shall otherwise give its prior written consent.

(i)                                    Notices. The Indenture Trustee shall promptly notify the Insurer of any merger, consolidation or asset transfer with respect to it as described in Section 6.9 of the Indenture.

Section 2.08. Representations, Warranties and Covenants of Owner Trustee. The Owner Trustee hereby represents and warrants as follows:

(a)                                 Representations and Warranties. As of the Date of Issuance, each of the representations and warranties of the Owner Trustee set forth in the Transaction Documents is true and correct in all material respects and the Owner Trustee makes each such representation and warranty to, and for the benefit of, the Insurer as if the same were set forth in full herein.

(b)                                Compliance and Amendments. The Owner Trustee shall comply in all material respects with the terms and conditions of the Transaction Documents to which it is a party and the Owner Trustee shall not agree to any amendment to or modification of the terms of any of the Transaction Documents to which it is a party unless the Insurer shall otherwise give its prior written consent.

Section 2.09. Negative Covenant of the Administrator. The Administrator shall not remove the Owner Trustee pursuant to Section 10.2 of the Trust Agreement unless it has obtained the prior written consent of the Insurer if no Insurer Default or Insurer Insolvency exists.

ARTICLE III

THE POLICY; REIMBURSEMENT

Section 3.01. Issuance of the Policy. The Insurer agrees to issue the Policy on the Closing Date subject to satisfaction of the conditions precedent set forth below:

(a)                                 Payment of Initial Insurance Premium and Expenses. The Insurer shall have been paid by the Servicer or the Seller, in accordance with the terms of the Premium Side Letter Agreement, that portion of a nonrefundable Insurance Premium payable on the Date of Issuance and the Servicer shall agree to reimburse or pay directly other fees and expenses identified in Section 3.02 hereof as payable.

(b)                                Transaction Documents. The Insurer shall have received a fully executed copy of the Premium Side Letter Agreement and a copy of each of the Transaction Documents, in form and substance satisfactory to the Insurer, duly authorized, executed and delivered by each party thereto.

(c)                                 Certified Documents and Resolutions. The Insurer shall have received a copy of (i) the certificate or articles of incorporation and bylaws of the Servicer, the Seller and the Depositor and (ii) the resolutions of the Seller’s Board of Directors authorizing the sale of the Contracts and (iii) the execution, delivery and performance by the Servicer, the Seller and the Depositor of the Transaction Documents and the Transaction contemplated thereby, certified by the Secretary or an Assistant Secretary of the Servicer, the Seller and the Depositor (which certificate shall state that such certificate or articles of incorporation, bylaws and resolutions are in full force and effect without modification on the Date of Issuance).

(d)                                Incumbency Certificate. The Insurer shall have received a certificate of the Secretary or an Assistant Secretary of the Servicer, the Seller and the Depositor certifying the names and signatures of the officers of the Servicer, the Seller and the Depositor authorized to execute and deliver the Transaction Documents and that shareholder consent to the execution and delivery of such documents is not necessary.

(e)                                 Representations and Warranties; Certificate. The representations and warranties of the Servicer, the Seller and the Depositor set forth or incorporated by reference in this Insurance Agreement shall be true and correct in all material respects as of the Date of Issuance as if made on the Date of Issuance and the Insurer shall have received a certificate of appropriate officers of the Servicer, the Seller and the Depositor to that effect.

(f)                                   Opinions of Counsel.

(i)                                    The law firm of Dechert LLP shall have issued its favorable opinion, in form and substance reasonably acceptable to the Insurer and its counsel, regarding and the validity and enforceability of the Transaction Documents, other than the Trust Agreement, against the Depositor, the Servicer, the Issuer and the Seller.

(ii)                                 The law firm of Dechert LLP shall have issued its favorable opinions, in form and substance reasonably acceptable to the Insurer and its counsel, regarding the transfer of the Contracts from the Seller to the Depositor and from the Depositor to the Issuer, and consolidation of the Depositor and the Seller and the Seller and the Issuer in the event of the Seller’s bankruptcy.

(iii)                              The law firm of Richards, Layton & Finger, P.A. shall have issued its favorable opinions, in form and substance reasonably acceptable to the Insurer and its counsel, regarding the perfection of the Indenture Trustee’s interest in the Trust Estate, including in the Reserve Account Property.

(iv)                             The law firm of Richards, Layton & Finger, P.A. shall have issued its favorable opinion, in form and substance reasonably acceptable to the Insurer and its counsel, regarding and the validity and enforceability of the Trust Agreement.

(v)                                The Insurer shall have received such other opinions of counsel, in form and substance acceptable to the Insurer and its counsel, including tax opinions, addressing such other matters as the Insurer may reasonably request.

(g)                                Approvals, Etc. The Insurer shall have received true and correct copies of all approvals, licenses and consents, if any, including, without limitation, any required approval of the shareholders of the Servicer, the Seller and the Depositor, required in connection with the Transaction.

(h)                                No Litigation, Etc. No suit, action or other proceeding, investigation or injunction, or final judgment relating thereto, shall be pending or, to the knowledge of the Seller, Servicer, or the Issuer, threatened before any court or governmental agency in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with the Transaction Documents or the consummation of the Transaction.

(i)                                    Legality. No statute, rule, regulation or order shall have been enacted, entered or deemed applicable by any government or governmental or administrative agency or court that would make the Transaction contemplated by any of the Transaction Documents illegal or otherwise prevent the consummation thereof.

(j)                                    Issuance of Ratings. The Insurer shall have received confirmation that the risk secured by the Policy constitutes at least an investment grade risk by S&P and Moody’s, and that the Obligations, when issued, will be rated “AAA” by S&P and “Aaa” by Moody’s.

(k)                                 No Default. No Default or Event of Default shall have occurred.

(l)                                    Additional Items. The Insurer shall have received such other documents, instruments, approvals or opinions requested by the Insurer or its counsel as may be reasonably necessary to effect the Transaction, including, but not limited to, evidence satisfactory to the Insurer and its counsel that the conditions precedent, if any, in the Transaction Documents have been satisfied.

(m)                              Conform to Documents. The Insurer and its counsel shall have determined that all documents, certificates and opinions to be delivered in connection with the Obligations conform to the terms of the Transaction Documents.

(n)                                Satisfaction of Conditions of the Purchase Agreement. All conditions in the Purchase Agreement relating to the Initial Purchaser’s obligation to purchase the Obligations shall have been satisfied.

(o)                                Purchase Agreement. The Insurer shall have received copies of each of the documents, and shall be entitled to rely on each of the documents, required to be delivered to the Initial Purchaser pursuant to the Purchase Agreement.

(p)                                Guaranty. The Guaranty shall be executed by all parties thereto and delivered to the Indenture Trustee.

Section 3.02. Payment of Fees and Insurance Premium.

(a)                                 Legal and Accounting Fees. The Servicer or Seller shall pay or cause to be paid, on the Date of Issuance, legal fees and disbursements incurred by the Insurer in connection with the issuance of the Policy and any fees of the Insurer’s auditors. Any fees of the Insurer’s auditors payable in respect of any amendment or supplement to the Offering Document or any other Offering Document incurred after the Date of Issuance shall be paid by the Servicer after presentation of an invoice therefor.

(b)                                Insurance Premium. In consideration of the issuance by the Insurer of the Policy, the Insurer shall be entitled to receive the Insurance Premium, so long as no Insurer Default or Insurer Insolvency has occurred, as and when due in accordance with the terms of the Premium Side Letter Agreement (i) in the case of Insurance Premium due on or before the Date of Issuance, directly from the Servicer or the Seller and (ii) in the case of Insurance Premium due after the Date of Issuance, first, pursuant to the Sale and Allocation Agreement, and second, to the extent the amounts in subclause first are not sufficient, directly from the Servicer. For purposes of the Sale and Allocation Agreement, the term “Premium Percentage” shall have the meaning set forth in the Premium Side Letter Agreement. The Insurance Premium shall be calculated according to the Premium Side Letter Agreement for the amount due on or before the Date of Issuance and for the amount due on each Payment Date. The Insurance Premium paid hereunder or under the Sale and Allocation Agreement shall be nonrefundable without regard to whether the Insurer makes any payment under the Policy or any other circumstances relating to the Obligations or provision being made for payment of the Obligations prior to maturity. All payments of Insurance Premium to be made to the Insurer shall be made by wire transfer to an account designated from time to time by the Insurer by written notice to the Servicer and the Indenture Trustee.

Section 3.03. Reimbursement and Additional Payment Obligation.

(a)                                 In accordance with the priorities established in Section 3.5 of the Sale and Allocation Agreement, the Insurer shall be entitled to (i) reimbursement for any payment made by the Insurer under the Policy, which reimbursement by the Issuer shall be due and payable on the date that any amount is to be paid pursuant to a Notice (as defined in the Policy), in an amount equal to the amount to be so paid and all amounts previously paid that remain unreimbursed, together with interest on any and all amounts remaining unreimbursed (to the extent permitted by law, if in respect of any unreimbursed amounts representing interest) from the date such amounts became due until paid in full (after as well as before judgment), at a rate of interest equal to the Late Payment Rate, (ii) payment or reimbursement of any other amounts owed to the Insurer under this Agreement together with interest thereon at a rate equal to the Late Payment Rate and (iii) reimbursement for any payments made by the Insurer with respect to the fees and expenses of a successor Servicer or with respect to any transition costs relating to the transfer of servicing from the Servicer to such successor Servicer together with interest thereon at a rate equal to the Late Payment Rate.

(b)                                Notwithstanding anything in Section 3.03(a) to the contrary, the Servicer and the Seller agree to reimburse the Insurer as follows: (i) from the Seller, for payments made under the Policy arising as a result of the Seller’s failure to repurchase any Contract required to be repurchased pursuant to Section 2.3 of the Contribution Agreement, together with interest on any and all amounts remaining unreimbursed (to the extent permitted by law, if in respect of any unreimbursed amounts representing interest) from the date such amounts became due until paid in full (after as well as before judgment), at a rate of interest equal to the Late Payment Rate, and (ii) from the Servicer, for payments made under the Policy, arising as a result of (A) the Servicer’s failure to deposit into the Collection Account any amount required to be so deposited pursuant to the Sale and Allocation Agreement or the Servicing Agreement or (B) the Servicer’s failure to repurchase any Contract to be repurchased under Section 2.28 of the Servicing Agreement, together with interest on any and all amounts remaining unreimbursed (to the extent permitted by law, if in respect to any unreimbursed amounts representing interest) from the date such amounts became due until paid in full (after as well as before judgment), at a rate of interest equal to the Late Payment Rate.

(c)                                 The Servicer and the Seller agree to pay to the Insurer as follows: any and all charges, fees, costs and expenses that the Insurer may reasonably pay or incur, including, but not limited to, attorneys’ and accountants’ fees and expenses, in connection with (i) any accounts established to facilitate payments under the Policy to the extent the Insurer has not been immediately reimbursed on the date that any amount is paid by the Insurer under the Policy, (ii) the enforcement, defense or preservation of any rights in respect of any of the Transaction Documents, including defending, monitoring or participating in any litigation or proceeding (including any insolvency or bankruptcy proceeding in respect of any Transaction participant or any affiliate thereof) relating to any of the Transaction Documents, any party to any of the Transaction Documents, in its capacity as such a party, or the Transaction, (iii) any amendment, consent, waiver or other action with respect to, or related to, any Transaction Document, whether or not executed or completed, or (iv) any reliening, any replacement servicer or any transition costs relating to the transfer of servicing from the Servicer to a replacement servicer; provided, however, that the amounts recovered by the Insurer from the Seller and the Servicer pursuant to this paragraph for the items set forth in (v) above shall be limited to $250,000.00; provided, further, that costs and expenses shall include a reasonable allocation of compensation and overhead attributable to the time of employees of the Insurer spent in connection with the actions described in clause (ii) above, and the Insurer reserves the right to charge a reasonable fee as a condition to executing any waiver or consent proposed in respect of any of the Transaction Documents. Notwithstanding anything herein to the contrary, the Seller and the Servicer shall have no obligation to pay any amounts representing (i) recourse for uncollectible Contracts and (ii) any principal or interest on any Note.

(d)                                The Servicer, the Seller and the Depositor agree to pay, severally but not jointly to the Insurer as follows: interest on any and all amounts described in subsections (b), (c), (e) and (f) of this Section 3.03 from the date payable or paid by such party until payment thereof in full, and interest on any and all amounts described in Section 3.02 hereof from the date due until payment thereof in full, in each case, payable to the Insurer at the Late Payment Rate per annum.

(e)                                 (i) The Servicer and the Seller agree to pay to the Insurer as follows: any payments made by the Insurer on behalf of, or advanced to, the Servicer or the Seller, respectively, including, without limitation, any amounts payable by the Servicer or the Seller pursuant to the Transaction Documents (other than the Obligations).

(ii)                                 The Depositor agrees to pay to the Insurer as follows: any payments made by the Insurer on behalf of, or advanced to, the Depositor, including, without limitation, any amounts payable by the Depositor pursuant to the Transaction Documents (other than the Obligations).

(f)                                   Following termination of the Indenture pursuant to Section 10.1 thereof, the Servicer agrees to reimburse the Insurer for any Insured Payments (including, without limitation, any Insured Payments relating to Preference Amounts as defined in the Policy) required to be made pursuant to the Policy subsequent to the date of such termination.

All such amounts are to be immediately due and payable without demand.

Section 3.04. Indemnification; Limitation of Liability.

(a)                                 In addition to any and all rights of indemnification or any other rights of the Insurer pursuant hereto or under law or equity, the Seller, the Servicer and any successors thereto agree to pay, and to protect, indemnify and save harmless, the Insurer and its officers, directors, shareholders, employees, agents, and each person, if any, who controls the Insurer within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act from and against any and all claims, losses, liabilities (including penalties), actions, suits, judgments, demands, damages, costs or reasonable expenses (including, without limitation, reasonable fees and expenses of attorneys, consultants and auditors and reasonable costs of investigations) or obligations whatsoever paid by the Insurer (herein collectively referred to as “Liabilities”) of any nature arising out of or relating to the Transaction contemplated by the Transaction Documents by reason of:

(i)                                    any untrue statement or alleged untrue statement of a material fact contained in the Offering Document or in any amendment or supplement thereto or in any preliminary offering document, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such Liabilities arise out of or are based upon any such untrue statement or omission or allegation thereof based upon information set forth (a) in the Offering Document under the caption “Description of the Insurer and the Insurance Policy” or in the financial statements of the Insurer, including any information in any amendment or supplement to the Offering Document furnished by the Insurer in writing expressly for use therein that amends or supplements such information (all such information being referred to herein as “Insurer Information”) or (b) in the last paragraph of the cover page of the Offering Document regarding the delivery of the Obligations and under the heading “Plan of Distribution” in the Offering Document;

(ii)                                 to the extent not covered by clause (i) above, any act or omission of the Seller, the Depositor, the Servicer, or the allegation thereof, in connection with the offering, issuance, sale or delivery of the Obligations other than by reason of false or misleading information provided by the Insurer in writing for inclusion in the Offering Document as specified in clause (i) above;

(iii)                              the misfeasance or malfeasance of, or negligence or theft committed by, any director, officer, employee or agent of the Servicer, the Seller or the Depositor;

(iv)                             the violation by the Depositor, the Seller or the Servicer of any federal or state securities, banking or antitrust laws, rules or regulations in connection with the issuance, offer and sale of the Obligations or the Transaction contemplated by the Transaction Documents;

(v)                                the violation by the Depositor, the Seller or the Servicer of any federal or state laws, rules or regulations relating to the Transaction, including without limitation the maximum amount of interest permitted to be received on account of any loan of money or with respect to the Contracts;

(vi)                             the breach by the Seller or the Servicer of any of its obligations under this Insurance Agreement or any of the other Transaction Documents; and

(vii)                          the breach by the Servicer or the Seller of any representation or warranty on the part of the Servicer or the Seller contained in the Transaction Documents or in any certificate or report furnished or delivered to the Insurer thereunder.

This indemnity provision shall survive the termination of this Insurance Agreement and shall survive until the statute of limitations has run on any causes of action which arise from one of these reasons and until all suits filed as a result thereof have been finally concluded. Notwithstanding anything else in this Section 3.04(a), the Seller shall have no obligation for amounts due under this Section 3.04(a) for acts or omissions of or any liabilities attributable to the Depositor or the Issuer.

(b)                                [Reserved]

(c)                                 Any party which proposes to assert the right to be indemnified under this Section 3.04 will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against the Servicer, the Seller or the Depositor under this Section 3.04, notify the Servicer, the Seller or the Depositor of the commencement of such action, suit or proceeding, enclosing a copy of all papers served. In case any action, suit or proceeding shall be brought against any indemnified party and it shall notify the Servicer, the Seller or the Depositor of the commencement thereof, the Servicer, the Seller or the Depositor shall be entitled to participate in, and, to the extent that it shall wish, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the Servicer, the Seller or the Depositor to such indemnified party of its election so to assume the defense thereof, the Servicer, the Seller or the Depositor shall not be liable to such indemnified party for any legal or other expenses other than reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ its counsel in any such action the defense of which is assumed by the Servicer, the Seller or the Depositor in accordance with the terms of this subsection (c), but the fees and expenses of such counsel shall be at the expense of such indemnified party unless the employment of counsel by such indemnified party has been authorized by the Servicer, the Seller or the Depositor. The Servicer, the Seller or the Depositor shall not be liable for any settlement of any action or claim effected without its consent.

(d)                                In addition to any and all rights of indemnification or any other rights of the Insurer pursuant hereto or under law or equity, the Indenture Trustee agrees to pay, and to protect, indemnify and save harmless, the Insurer and its officers, directors, shareholders, employees, agents, including each person, if any, who controls the Insurer within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act from and against any and all claims, losses, liabilities (including penalties), actions, suits, judgments, demands, damages, costs or reasonable expenses

(including, without limitation, reasonable fees and expenses of attorneys, consultants and auditors and reasonable costs of investigations) or obligations whatsoever of any nature arising out of the breach by the Indenture Trustee of any of its obligations under this Insurance Agreement or the Indenture. This indemnity provision shall survive the termination of this Insurance Agreement and shall survive until the statute of limitations has run on any causes of action which arise from one of these reasons and until all suits filed as a result thereof have been finally concluded.

(e)                                 In addition to any and all rights of indemnification or any other rights of the Insurer pursuant hereto or under law or equity, the Back-up Servicer agrees to pay, and to protect, indemnify and save harmless, the Insurer and its officers, directors, shareholders, employees, agents, including each person, if any, who controls the Insurer within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act from and against any and all claims, losses, liabilities (including penalties), actions, suits, judgments, demands, damages, costs or reasonable expenses (including, without limitation, reasonable fees and expenses of attorneys, consultants and auditors and reasonable costs of investigations) or obligations whatsoever of any nature arising out of the breach by the Back-up Servicer of any of its obligations under this Insurance Agreement or the Servicing Agreement. This indemnity provision shall survive the termination of this Insurance Agreement and shall survive until the statute of limitations has run on any causes of action which arise from one of these reasons and until all suits filed as a result thereof have been finally concluded.

Section 3.05. Payment Procedure. In the event of any payment by the Insurer, the Indenture Trustee, the Servicer, the Back-up Servicer, the Seller and the Depositor agree to accept the voucher or other evidence of payment as prima facie evidence of the propriety thereof and the liability therefor to the Insurer. All payments to be made to the Insurer under this Insurance Agreement shall be made to the Insurer in lawful currency of the United States of America in immediately available funds at the notice address for the Insurer as specified in Section 6.02 hereof on the date when due or as the Insurer shall otherwise direct by written notice to the other parties hereto. In the event that the date of any payment to the Insurer or the expiration of any time period hereunder occurs on a day which is not a Business Day, then such payment or expiration of time period shall be made or occur on the next succeeding Business Day with the same force and effect as if such payment was made or time period expired on the scheduled date of payment or expiration date. Payments to be made to the Insurer under this Insurance Agreement shall bear interest at the Late Payment Rate from the date when due to the date paid.

ARTICLE IV

FURTHER AGREEMENTS

Section 4.01. Effective Date; Term of the Insurance Agreement. This Insurance Agreement shall take effect on the Date of Issuance and shall remain in effect until the later of (a) such time as the Insurer is no longer subject to a claim under the Policy and the Policy shall have been surrendered to the Insurer for cancellation and (b) all amounts payable to the Insurer by the Servicer, the Indenture Trustee, the Back-up Servicer, the Seller or the Depositor or from any other source under the Transaction Documents and all amounts payable under the Obligations have been paid in full; provided, however, that the provisions of Sections 3.02, 3.03, 3.04 and 4.06 hereof shall survive any termination of this Insurance Agreement.

Section 4.02. Further Assurances and Corrective Instruments.

(a)                                 Excepting at such times as an Insurer Insolvency or an Insurer Default shall exist or shall have occurred and be continuing, none of the Servicer, the Indenture Trustee, the Back-up Servicer, the Seller, the Depositor, the Issuer, the Owner Trustee or the Indenture Trustee shall grant any waiver of rights under any of the Transaction Documents to which any of them is a party without the prior written consent of the Insurer, and any such waiver without the prior written consent of the Insurer shall be null and void and of no force or effect.

(b)                                To the extent permitted by law, the Servicer, the Indenture Trustee, the Back-up Servicer, the Seller, the Issuer, the Owner Trustee and the Depositor agree that they will, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such supplements hereto and such further instruments as the Insurer may request and as may be required in the Insurer’s judgment to effectuate the intention of or facilitate the performance of this Insurance Agreement.

Section 4.03. Obligations Absolute.

(a)                                 The obligations of the Servicer, the Indenture Trustee, the Back-up Servicer, the Seller, the Issuer, the Owner Trustee and the Depositor hereunder shall be absolute and unconditional and shall be paid or performed strictly in accordance with this Insurance Agreement under all circumstances irrespective of:

(i)                                    any lack of validity or enforceability of, or any amendment or other modifications of, or waiver, with respect to any of the Transaction Documents, the Obligations or the Policy;

(ii)                                 any exchange or release of any other obligations hereunder;

(iii)                              the existence of any claim, setoff, defense, reduction, abatement or other right that the Servicer, the Indenture Trustee, the Back-up Servicer, the Seller, the Issuer, the Owner Trustee or the Depositor may have at any time against the Insurer or any other Person;

(iv)                             any document presented in connection with the Policy proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(v)                                any payment by the Insurer under the Policy against presentation of a certificate or other document that does not strictly comply with terms of the Policy;

(vi)                             any failure of the Servicer, the Indenture Trustee, the Back-up Servicer, the Seller, the Issuer or the Depositor to receive the proceeds from the sale of the Obligations; or

(vii)                          any breach by the Servicer, the Indenture Trustee, the Back-up Servicer, the Seller, the Issuer, the Owner Trustee or the Depositor of any representation, warranty or covenant contained in any of the Transaction Documents.

(b)                                The Servicer, the Indenture Trustee, the Back-up Servicer, the Seller, the Depositor, the Issuer, the Owner Trustee and any and all others who are now or may become liable for all or part of the obligations of the Servicer, the Indenture Trustee, the Back-up Servicer, the Seller, the Issuer, the Owner Trustee or the Depositor under this Insurance Agreement agree to be bound by this Insurance Agreement and (i) to the extent permitted by law, waive and renounce any and all redemption and exemption rights and the benefit of all valuation and appraisement privileges against the indebtedness and obligations evidenced by any Transaction Document or by any extension or renewal thereof; (ii) waive presentment and demand for payment, notices of nonpayment and of dishonor, protest of dishonor and notice of protest; (iii) waive all notices in connection with the delivery and acceptance hereof and all other notices in connection with the performance, default or enforcement of any payment hereunder, except as required by the Transaction Documents; (iv) waive all rights of abatement, diminution, postponement or deduction, or any defense other than payment, or to any right of setoff or recoupment arising out of any breach under any of the Transaction Documents, by any party thereto or any beneficiary thereof, or out of any obligation at any time owing to the Servicer, the Indenture Trustee, the Back-up Servicer, the Seller, the Issuer, the Owner Trustee or the Depositor; (v) agree that its liabilities hereunder shall, except as otherwise expressly provided in this Section 4.03, be unconditional and without regard to any setoff, counterclaim or the liability of any other Person for the payment hereof; (vi) agree that any consent, waiver or forbearance hereunder with respect to an event shall operate only for such event and not for any subsequent event; (vii) consent to any and all extensions of time that may be granted by the Insurer with respect to any payment hereunder or other provisions hereof and to the release of any security at any time given for any payment hereunder, or any part thereof, with or without substitution, and to the release of any Person or entity liable for any such payment; and (viii) consent to the addition of any and all other makers, endorsers, guarantors and other obligors for any payment hereunder, and to the acceptance of any and all other security for any payment hereunder, and agree that the addition of any such obligors or security shall not affect the liability of the parties hereto for any payment hereunder.

(c)                                 Nothing herein shall be construed as prohibiting the Servicer, the Indenture Trustee, the Back-up Servicer, the Seller, the Issuer, the Owner Trustee or the Depositor from pursuing any rights or remedies it may have against any other Person in a separate legal proceeding.

Section 4.04. Assignments; Reinsurance; Third-Party Rights.

(a)                                 This Insurance Agreement shall be a continuing obligation of the parties hereto and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. None of the Servicer, the Indenture Trustee, the Back-up Servicer, the Seller, the Issuer, the Owner Trustee nor the Depositor may assign its rights under this Insurance Agreement, or delegate any of its duties hereunder, without the prior written consent of the Insurer. Any assignment made in violation of this Insurance Agreement shall be null and void.

(b)                                The Insurer shall have the right to give participations in its rights under this Insurance Agreement and to enter into contracts of reinsurance with respect to the Policy upon such terms and conditions as the Insurer may in its discretion determine; provided, however, that no such participation or reinsurance agreement or arrangement shall relieve the Insurer of any of its obligations hereunder or under the Policy.

(c)                                 In addition, the Insurer shall be entitled to assign or pledge to any bank or other lender providing liquidity or credit with respect to the Transaction or the obligations of the Insurer in connection therewith any rights of the Insurer under the Transaction Documents or with respect to any real or personal property or other interests pledged to the Insurer, or in which the Insurer has a security interest, in connection with the Transaction.

(d)                                Except as provided herein with respect to participants and reinsurers, nothing in this Insurance Agreement shall confer any right, remedy or claim, express or implied, upon any Person, including, particularly, any Owner, other than the Insurer against the Servicer, the Indenture Trustee, the Back-up Servicer, the Seller, the Issuer, the Owner Trustee or the Depositor, and all the terms, covenants, conditions, promises and agreements contained herein shall be for the sole and exclusive benefit of the parties hereto and their successors and permitted assigns. Neither the Indenture Trustee nor any Owner shall have any right to payment from any Insurance Premiums paid or payable hereunder or under the Sale and Allocation Agreement or from any other amounts paid by the Servicer, the Indenture Trustee, the Back-up Servicer, the Seller or the Depositor pursuant to Section 3.02, 3.03 or 3.04 hereof.

(e)                                 The Servicer, the Seller, the Depositor, the Back-up Servicer, the Issuer, the Owner Trustee and the Indenture Trustee agree that the Insurer shall have all rights of a third-party beneficiary in respect of the Indenture and each other Transaction Document to which it is not a signing party and hereby incorporate and restate their representations, warranties and covenants as set forth therein for the benefit of the Insurer.

Section 4.05. Liability of the Insurer. Neither the Insurer nor any of its officers, directors or employees shall be liable or responsible for: (a) the use that may be made of the Policy by the Indenture Trustee or for any acts or omissions of the Indenture Trustee in connection therewith; or (b) the validity, sufficiency, accuracy or genuineness of documents delivered to the Insurer (or its Fiscal Agent) in connection with any claim under the Policy, or of any signatures thereon, even if such documents or signatures should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged (unless the Insurer shall have actual knowledge thereof). In furtherance and not in limitation of the foregoing, the Insurer (or its Fiscal Agent) may accept documents that appear on their face to be in order, without responsibility for further investigation.

Section 4.06. Parties Will Not Institute Insolvency Proceedings. So long as this Agreement is in effect, and for one year following its termination, none of the parties hereto will file any involuntary petition or otherwise institute any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceedings under any federal or state bankruptcy or similar law against the Depositor or the Issuer.

Section 4.07. Indenture Trustee, Depositor, Back-up Servicer, Seller and Servicer To Join in Enforcement Action.

(a)                                 To the extent necessary to enforce any right of the Insurer in or remedy of the Insurer under any Contract, the Indenture Trustee, the Depositor, the Back-up Servicer, the Seller, the Issuer, the Owner Trustee and the Servicer agree to join in any action initiated by the Trust or the Insurer for the protection of such right or exercise of such remedy.

(b)                                In the event of any court proceeding (x) with respect to which the Servicer, Depositor, the Seller or any affiliate thereof (each a “First Investors Company”) is a party (including, without limitation, an insolvency or bankruptcy proceeding in respect of any First Investors Company) which affects the Trust Estate, the Policy or the obligations of the Insurer under the Transaction Documents, and (y) with respect to which such First Investors Company fails to defend or answer, the Insurer shall have the right to direct, assume or otherwise participate in the defense thereof (so long as no Insurer Default has occurred and is continuing). In such event, the Insurer shall, following written notice to the Indenture Trustee, have the exclusive-right to determine, in its sole discretion, the actions necessary to preserve and protect the Trust Estate. All costs and expenses of the Insurer in connection with such action, proceeding or investigation, (including, without limitation, any judgment or settlement entered into or paid by the Insurer), shall be included in the Insurance Payment Amount and shall be payable to the Insurer pursuant to Section 3.5(d)(vi) of the Sale and Allocation Agreement.

(c)                                 The Indenture Trustee shall cooperate with, and take such action as directed by, the Insurer (so long as no Insurer Default has occurred and is continuting), including (without limitation) entering into such agreements and settlements as the Insurer in its sole discretion shall direct with respect to such court proceeding. The Indenture Trustee shall not be liable to the Insurer for any such action that conforms to the direction of the Insurer. The Indenture Trustee’s reasonable out-of-pocket costs and expenses (including attorneys’ fees and expenses) with respect to any such action shall be reimbursed pursuant to the Sale and Allocation Agreement; provided, however, that if such costs and expenses are not so reimbursed on the Payment Date immediately following the date incurred, then the Insurer shall reimburse the Indenture Trustee for such costs and expenses within 60 days of such nonpayment.

(d)                                The Indenture Trustee hereby agrees to provide to the Insurer prompt written notice of any action, proceeding or investigation that names the Owner Trustee or the Issuer as a party or that could adversely affect the Trust Estate or the rights or obligations of the Insurer hereunder or under the Policy or the other Transaction Documents, including (without limitation) any insolvency or bankruptcy proceeding in respect of the Servicer, Depositor, the Seller or any affiliate thereof.

(e)                                 Notwithstanding anything contained herein or in any of the other Transaction Documents to the contrary, the Indenture Trustee shall not, without the Insurer’s prior written consent or unless directed by the Insurer (so long as no Insurer Default has occurred and is continuing), undertake or join any litigation or agree to any settlement of any action, proceeding or investigation affecting the Owner Trustee, the Issuer or the Trust Estate or the rights or obligations of the Insurer hereunder or under the Policy or the other Transaction Documents.

Section 4.08. Subrogation. To the extent of any payments under the Policy, the Insurer shall be fully subrogated to any remedies against the Depositor, the Seller or the Servicer or in respect of the Contracts available to the Indenture Trustee under the Indenture or Sale and Allocation Agreement. The Indenture Trustee acknowledges such subrogation and, further, agrees to execute such instruments prepared by the Insurer and to take such reasonable actions as, in the sole judgment of the Insurer, are necessary to evidence such subrogation and to perfect the rights of the Insurer to receive any moneys paid or payable under the Indenture or Sale and Allocation Agreement.

ARTICLE V

DEFAULTS; REMEDIES

Section 5.01. Defaults. The occurrence of any of the following events shall constitute an Event of Default hereunder:

(a)                                 the occurrence and continuance of an “Event of Default” under the Indenture (as defined therein);

(b)                                a legislative body has enacted any law that declares or a court of competent jurisdiction shall find or rule that this Insurance Agreement or any of the Transaction Documents are not valid and binding on the Servicer, the Indenture Trustee, the Back-up Servicer, the Seller, the Issuer, the Owner Trustee or the Depositor

(c)                                 The occurrence and continuance of an “Event of Servicing Termination” under the Servicing Agreement as defined therein;

(d)                                The failure of the Seller, the Issuer or the Depositor to comply with, or maintain the accuracy of, the Opinion Facts and Assumptions, to the extent they are related to a date after the Closing Date;

(e)                                 The occurrence of final rulings against the Seller or its affiliates by a court of competent jurisdiction assessing monetary damages in excess of $1,000,000 or settlements resulting in the payment by the Seller or its affiliates of amounts in excess of $1,000,000;

(f)                                   The departure of both Tommy Moore and Bennie Duck from the Seller or its consolidated subsidiaries, if replacement for such individuals acceptable to the Insurer is not made within 90 days;

(g)                                The Seller fails to maintain a minimum GAAP equity as a percentage of on-balance sheet portfolio of 10%. Equity may include 50% of subordinated debt with a maturity equal to or greater than five years, subject to MBIA review of and satisfaction with the subordinated debt agreement;

(h)                                The Seller fails to maintain a $9 million non-MBIA insured, non-asset backed financing facility;

(i)                                    The Seller fails to maintain a minimum EBITDA Coverage of 1.1:1.0. The test shall be measured quarterly (coinciding with FIFS quarterly fiscal reporting) on a rolling six months basis;

(j)                                    A Change in Control occurs;

(k)                                 A material change occurs in the operations of the Servicer which materially adversely affects the ability of the Servicer to service the Contracts or to perform its obligations under the Servicing Agreement;

(l)                                    As of the end of any of its fiscal quarters, FIFSG shareholder’s equity (determined in accordance with GAAP) is less than the sum of $24,120,545 and 50% of the aggregate of the net income of FIFSG (determined in accordance with GAAP and without deduction for any net losses) for such fiscal quarter and all prior fiscal quarters ending after January 31, 2005; or

(m)                              The Servicer or a wholly owned subsidiary of the Seller fails to maintain a warehouse facility of at least $150,000,000.

Section 5.02. Remedies; No Remedy Exclusive.

(a)                                 Upon the occurrence of an Event of Default, the Insurer may exercise any one or more of the rights and remedies set forth below:

(i)                                    exercise any rights and remedies under the Transaction Documents in accordance with the terms of the Transaction Documents or direct the Indenture Trustee to exercise such remedies in accordance with the terms of the Transaction Documents; or

(ii)                                 take whatever action at law or in equity as may appear necessary or desirable in its judgment to collect the amounts then due under the Transaction Documents or to enforce performance and observance of any obligation, agreement or covenant of the Servicer, the Indenture Trustee, the Back-up Servicer, the Seller, the Issuer, the Owner Trustee or the Depositor under the Transaction Documents.

(b)                                Unless otherwise expressly provided, no remedy herein conferred upon or reserved is intended to be exclusive of any other available remedy, but each remedy shall be cumulative and shall be in addition to other remedies given under the Transaction Documents or existing at law or in equity. No delay or omission to exercise any right or power accruing under the Transaction Documents upon the happening of any event set forth in Section 5.01 hereof shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Insurer to exercise any remedy reserved to the Insurer in this Article, it shall not be necessary to give any notice, other than such notice as may be required in this Article V.

Section 5.03. Waivers.

(a)                                 No failure by the Insurer to exercise, and no delay by the Insurer in exercising, any right hereunder shall operate as a waiver thereof. The exercise by the Insurer of any right hereunder shall not preclude the exercise of any other right, and the remedies provided herein to the Insurer are declared in every case to be cumulative and not exclusive of any remedies provided by law or equity.

(b)                                The Insurer shall have the right, to be exercised in its complete discretion, to waive any Event of Default hereunder, by a writing setting forth the terms, conditions and extent of such waiver signed by the Insurer and delivered to the Servicer, the Indenture Trustee, the Back-up Servicer, the Seller, the Issuer and the Depositor. Unless such writing expressly provides to the contrary, any waiver so granted shall extend only to the specific event or occurrence which gave rise to the Event of Default so waived and not to any other similar event or occurrence which occurs subsequent to the date of such waiver.

ARTICLE VI

MISCELLANEOUS

Section 6.01. Amendments, Etc. This Insurance Agreement may be amended, modified or terminated only by written instrument or written instruments signed by the parties hereto. The Servicer agrees to promptly provide a copy of any amendment to this Insurance Agreement to the Indenture Trustee, S&P and Moody’s. No act or course of dealing shall be deemed to constitute an amendment, modification or termination hereof.

Section 6.02. Notices. All demands, notices and other communications to be given hereunder shall be in writing (except as otherwise specifically provided herein) and shall be mailed by registered mail or personally delivered or telecopied to the recipient as follows:

(a)                                 To the Insurer:

MBIA Insurance Corporation

113 King Street

Armonk, NY 10504

Attention:  Insured Portfolio Management-Structured Finance (IPM-SF)

(First Investors Auto Owner Trust 2005-A)

Telecopy No.: (914) 765-3810

Confirmation: (914) 273-4545

(in each case in which notice or other communication to the Insurer refers to an Event of Default, a claim on the Policy or with respect to which failure on the part of the Insurer to respond shall be deemed to constitute consent or acceptance, then a copy of such notice or other communication should also be sent to the attention of each of the general counsel and the Insurer and shall be marked to indicate “URGENT MATERIAL ENCLOSED.”)

(b)                                To the Seller and Administrator:

First Investors Financial Services, Inc.

Suite 710

675 Bering Drive

Houston, TX 77057

Attention: Bennie H. Duck

Telecopy No.: (713) 977-0657

Confirmation: (713) 977-2600

(c)                                 To the Servicer:

First Investors Servicing Corporation

380 Interstate North Parkway

Sixth Floor

Atlanta, GA 30339

Attention: Bennie H. Duck

(d)                                To the Indenture Trustee:

Wells Fargo Bank, National Association

MAC N9311-161

Sixth and Marquette Streets

Minneapolis, MN 55479

Attention: Corporate Trust Services — Asset-Backed Administration

(e)                                 To the Depositor:

First Investors Auto Funding Corporation

675 Bering Drive

Houston, TX 77057

Attention: Bennie H. Duck

Telecopy No.: (713) 977-0657

Confirmation: (713) 977-2600

(f)                                   To the Issuer:

First Investors Auto Owner Trust 2005-A

c/o Wells Fargo Delaware Trust Company

919 N. Market Street, Suite 700

Wilmington, DE 19801

Attention: Corporate Trust Administration

(g)                                To the Owner Trustee:

c/o Wells Fargo Delaware Trust Company

919 N. Market Street, Suite 700

Wilmington, DE 19801

Attention: Corporate Trust

(h)                                To the Back-up Servicer:

Wells Fargo Bank, National Association

Sixth and Marquette Streets

Minneapolis, MN 55479-0070

Attention: Asset-Backed Trust Administration

A party may specify an additional or different address or addresses by writing mailed or delivered to the other parties as aforesaid. All such notices and other communications shall be effective upon receipt.

Section 6.03. Severability. In the event that any provision of this Insurance Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, the parties hereto agree that such holding shall not invalidate or render unenforceable any other provision hereof. The parties hereto further agree that the holding by any court of competent jurisdiction that any remedy pursued by any party hereto is unavailable or unenforceable shall not affect in any way the ability of such party to pursue any other remedy available to it.

Section 6.04. Governing Law. This Insurance Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the conflict of law provisions thereof.

Section 6.05. Consent to Jurisdiction.

(a)                                 The parties hereto hereby irrevocably submit to the jurisdiction of the United States District Court for the Southern District of New York and any court in the State of New York located in the City and County of New York, and any appellate court from any thereof, in any action, suit or proceeding brought against it and to or in connection with any of the Transaction Documents or the Transaction contemplated thereunder or for recognition or enforcement of any judgment, and the parties hereto hereby irrevocably and unconditionally agree that all claims in respect of any such action or proceeding may be heard or determined in such New York state court or, to the extent permitted by law, in such federal court. The parties hereto agree that a final judgment in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. To the extent permitted by applicable law, the parties hereto hereby waive and agree not to assert by way of motion, as a defense or otherwise in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such courts, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that the related documents or the subject matter thereof may not be litigated in or by such courts.

(b)                                To the extent permitted by applicable law, the parties hereto shall not seek and hereby waive the right to any review of the judgment of any such court by any court of any other nation or jurisdiction which may be called upon to grant an enforcement of such judgment.

(c)                                 Except as provided in Section 4.06 herein, nothing contained in this Insurance Agreement shall limit or affect the Insurer’s right to serve process in any other manner permitted by law or to start legal proceedings relating to any of the Transaction Documents any party hereto or its or their property in the courts of any jurisdiction.

Section 6.06. Consent of the Insurer. In the event that the consent of the Insurer is required under any of the Transaction Documents, the determination whether to grant or withhold such consent shall be made by the Insurer in its sole discretion without any implied duty towards any other Person.

Section 6.07. Counterparts. This Insurance Agreement may be executed in counterparts by the parties hereto, and all such counterparts shall constitute one and the same instrument.

Section 6.08. Headings. The headings of Articles and Sections and the Table of Contents contained in this Insurance Agreement are provided for convenience only. They form no part of this Insurance Agreement and shall not affect its construction or interpretation. Unless otherwise indicated, all references to Articles and Sections in this Insurance Agreement refer to the corresponding Articles and Sections of this Insurance Agreement.

Section 6.09. Trial by Jury Waived. Each party hereto hereby waives, to the fullest extent permitted by law, any right to a trial by jury in respect of any litigation arising directly or indirectly out of, under or in connection with any of the Transaction Documents or any of the Transaction contemplated thereunder. Each party hereto (A) certifies that no representative, agent or attorney of any party hereto has represented, expressly or otherwise, that it would not, in the event of litigation, seek to enforce the foregoing waiver and (B) acknowledges that it has been induced to enter into the Transaction Documents to which it is a party by, among other things, this waiver.

Section 6.10. Limited Liability. No recourse under any Transaction Document shall be had against, and no personal liability shall attach to, any officer, employee, director, affiliate or shareholder of any party hereto, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise in respect of any of the Transaction Documents, the Obligations or the Policy, it being expressly agreed and understood that each Transaction Document is solely a corporate obligation of each party hereto, and that any and all personal liability, either at common law or in equity, or by statute or constitution, of every such officer, employee, director, affiliate or shareholder for breaches by any party hereto of any obligations under any Transaction Document is hereby expressly waived as a condition of and in consideration for the execution and delivery of this Insurance Agreement.

Section 6.11. Entire Agreement. The Transaction Documents and the Policy set forth the entire agreement between the parties with respect to the subject matter thereof, and this Insurance Agreement supersedes and replaces any agreement or understanding that may have existed between the parties prior to the date hereof in respect of such subject matter.

Section 6.12. No Recourse. It is expressly understood and agreed to by the parties hereto that (a) this Insurance Agreement is executed and delivered by Wells Fargo Delaware Trust Company, not individually or personally but solely as trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer or the Trust is made and intended not as personal representations, undertakings and agreements by Wells Fargo Delaware Trust Company but is made and intended for the purpose of binding only the Issuer or the Owner Trustee, as applicable, (c) nothing herein contained shall be construed as creating any liability on the part of Wells Fargo Delaware Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances should Wells Fargo Delaware Trust Company be personally liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer or the Trust under this Insurance Agreement or any other Transaction Documents.

Section 6.13. Limited Recourse. Notwithstanding any other provision contained herein or in any of the Transaction Documents, the liability of the Issuer to the Insurer hereunder is limited in recourse to the Collateral, when and as applied in accordance with the priority of payments set forth in Section 3.5 of the Sale and Allocation Agreement, and to the extent such proceeds of the Collateral are insufficient to meet the obligations of the Issuer hereunder in full, the Issuer shall have no further liability in respect of any such outstanding obligations, it being agreed between the parties that, upon realization of the Collateral and its reduction to zero, all claims arising out of or in connection with this Agreement against the Issuer shall thereupon extinguish and shall not thereafter revive.

Section 6.14. Subordination. Any obligations of the Depositor under this Agreement are obligations solely of the Depositor and will not constitute a claim against the Depositor to the extent that the Depositor does not have funds sufficient to make payment of such obligations. In furtherance of and not in derogation of the foregoing, the parties hereto (other than the Depositor), by entering into or accepting this Agreement, each acknowledges and agrees that it has no right, title, or interest in or to the Other Assets of the Depositor. To the extent that, notwithstanding the agreements and provisions contained in the preceding sentence, any party hereto either (i) asserts an interest or claim to, or benefit from, Other Assets, or (ii) is deemed to have any such interest, claim to, or benefit in or from Other Assets, whether by operation of law, legal process, pursuant to applicable provisions of insolvency laws or otherwise (including by virtue of Section 1111(b) of the Bankruptcy Code or any successor provision having similar effect under the Bankruptcy Code), then such party further acknowledges and agrees that any such interest, claim or benefit in or from Other Assets is and will be expressly subordinated to the indefeasible payment in full, which, under the terms of the relevant documents relating to the securitization or conveyance of such Other Assets, are entitled to be paid from, entitled to the benefits of, or otherwise secured by such Other Assets (whether or not any such entitlement or security interest is legally perfected or otherwise entitled to a priority of distributions or application under applicable law, including insolvency laws, and whether or not asserted against the Depositor), including the payment of post-petition interest on such other obligations and liabilities. This subordination provision will be deemed a subordination provision within the meaning of Section 510(a) of the Bankruptcy Code. Each party hereto (other than the Depositor) further acknowledges and agrees that no adequate remedy at law exists for a breach of this Section 6.14 and the terms of this Section 6.14 may be enforced by an action for specific performance. The provisions of the Section 6.14 will be for the third party benefit of those entitled to rely thereon and will survive the termination of this Agreement.

[REMAINDER OF PAGE INTENTIONALLY BLANK; SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Insurance Agreement, all as of the day and year first above mentioned.

MBIA INSURANCE CORPORATION

By
Assistant Secretary

FIRST INVESTORS SERVICING CORPORATION, as Servicer

By
Title

FIRST INVESTORS FINANCIAL SERVICES, INC., as Seller and as Administrator

By
Title

FIRST INVESTORS AUTO FUNDING CORPORATION, as Depositor

By
Title

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Back-up Servicer and Indenture Trustee

By
Title

First Investors Auto Owner Trust 2005-A

Insurance Agreement

Signature Page

Kutak Rock - Firm Library-4830-8254-2336.5

FIRST INVESTORS AUTO OWNER TRUST 2005-A, as Issuer,

By: WELLS FARGO DELAWARE TRUST COMPANY, not in its individual capacity, but solely as Owner Trustee

By
Title

WELLS FARGO DELAWARE TRUST COMPANY, not in its individual capacity, but solely as Owner Trustee

By
Title